UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.
(Name of Registrant as Specified in Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.
505 Main Street, Suite 400
Hackensack, New Jersey 07601
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

August 6, 2026

________________________________________

TO THE HOLDERS OF SHARES OF COMMON STOCK OF
FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.

The annual meeting of the holders (the “Stockholders”) of shares of Common Stock, $.01 par value, of First Real Estate Investment Trust of New Jersey, Inc. (the “Trust” or “FREIT”) will be held on August 6, 2026 at the Holiday Inn Hasbrouck Heights Meadowlands, 283 Route 17 South, Hasbrouck Heights, NJ 07604 at 10 a.m. (Eastern Daylight Savings Time). At the annual meeting, the Stockholders will consider and vote on the following matters:

1.     The election of two Directors for terms of three years each, or until their successors have been elected and qualify;

2.     An advisory resolution approving the compensation of the Executive Officers of the Trust as described herein;

3.     The ratification of the appointment by the Audit Committee of EisnerAmper LLP as the independent registered public accountants of the Trust to audit and report upon the Trust’s consolidated financial statements for the fiscal year ending October 31, 2026; and

4.     Such other business as may properly come before the annual meeting or any adjournment thereof.

The Stockholders of record at the close of business on May 29, 2026 are entitled to notice of and to vote at the annual meeting.

JOHN A. AIELLO, Secretary

Hackensack, New Jersey
June 10, 2026

TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING WAYS:

1.      BY MAIL BY SIGNING AND DATING THE ACCOMPANYING PROXY CARD AND MAILING IT IN THE ENCLOSED ENVELOPE;

2.      VIA THE INTERNET BY GOING TO THE WEBSITE IDENTIFIED ON THE ACCOMPANYING PROXY CARD; OR

3.      BY TELEPHONE BY CALLING THE TELEPHONE NUMBER IDENTIFIED ON THE ACCOMPANYING PROXY CARD.

TO VOTE VIA THE INTERNET OR BY TELEPHONE, PLEASE FOLLOW THE INSTRUCTIONS PRINTED ON THE ACCOMPANYING PROXY CARD.

PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.
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PROXY STATEMENT

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Annual Meeting and Proxy Solicitation

This Proxy Statement and the enclosed proxy materials are furnished to the holders (the “Stockholders”) of shares of Common Stock, $.01 par value (the “Shares”) of First Real Estate Investment Trust of New Jersey, Inc. (the “Trust” or “FREIT”) in connection with the solicitation of proxies for use at the annual meeting of Stockholders to be held on August 6, 2026 at 10 a.m. Eastern Daylight Savings Time, and any adjournment or postponement thereof (the “Annual Meeting”), pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Holiday Inn Hasbrouck Heights Meadowlands, 283 Route 17 South, Hasbrouck Heights, NJ 07604.

Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Trust (the “Board” or the “Board of Directors”). The cost of preparing, assembling and mailing the proxy materials will be borne by the Trust. In addition, we have engaged Georgeson, LLC (“Georgeson”), an independent proxy solicitation firm, to assist in the proxy solicitation process. It is contemplated that proxies will be solicited principally through the mail. Members of the Board of Directors and executive officers of the Trust may also, without additional compensation, solicit proxies, personally or by mail, email, special letter, telephone, telegraph, facsimile transmission or other electronic means.

The Trust anticipates mailing this Proxy Statement to its Stockholders beginning on or about June 10, 2026.

Voting Securities and Stockholders Entitled to Vote

The Shares are the only voting securities entitled to vote at the Annual Meeting, which are the Trust’s only authorized, issued and outstanding class of equity securities.

The record date for determining Stockholders entitled to notice of, and to vote at, the Annual Meeting (or any adjournments or postponements thereof) was May 29, 2026, and only Stockholders of record on the books of the Trust at the close of business on May 29, 2026 are entitled to notice of and to vote at the Annual Meeting. There were 7,482,432 Shares issued and outstanding at the close of business on May 29, 2026.

How to Vote

If you are a Stockholder of record, you may cast your votes at the Annual Meeting if you attend the Annual Meeting in person. In addition, Stockholders of record may cast their votes by proxy using any one of the following methods:

1.      by mail by indicating your votes on the enclosed proxy card and signing and dating the proxy card, and mailing it in the enclosed envelope;

2.      via the Internet by going to the website indicated on the enclosed proxy card and following the instructions on the website to cast your votes; or

3.      by telephone by calling the telephone number indicated on the enclosed proxy card and following the instructions to cast your votes.

If you elect to cast your votes via the Internet or by telephone, your votes will be authenticated by use of a personal identification number that is indicated on the enclosed proxy card, which you will need to provide in order to access the Internet or telephone voting platform. If you elect to cast your votes via the Internet or by telephone, you do not need to return a proxy card.

If you are the beneficial owner of Shares that you hold through a bank, broker or other record holder in “street name,” you have the right to direct your bank, broker or other record holder on how to vote your Shares by following the instructions provided to you by your bank, broker or other record holder. Alternatively, if you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, broker or other record holder and present it at the Annual Meeting.

Quorum and Voting Standards

The holders of a majority of the outstanding Shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Each Share entitles its owner to one vote on an equal basis. A plurality of the votes cast at the Annual Meeting by the holders of Shares present in person or represented by proxy and entitled to vote is required in order to elect each of the nominees for Director under Item 1. The proxy card provides space for a Stockholder to withhold his or her vote for a nominee to the Board of Directors under Item 1. A majority of the votes cast at the Annual Meeting by the holders of Shares present in person or represented by proxy and entitled to vote is required to approve the advisory resolution approving the compensation of the Executive Officers of the Trust under Item 2. A majority of the votes cast at the Annual Meeting by the holders of Shares present in person or represented by proxy and entitled to vote is required to ratify the appointment of EisnerAmper LLP as the Trust’s independent registered public accountants for the fiscal year ending October 31, 2026 under Item 3.

Tabulation of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative votes, authority withheld and broker non-votes with regard to the election of Directors under Item 1; affirmative votes, negative votes, abstentions and broker non-votes with regard to the approval of the compensation of the Executive Officers under Item 2; and affirmative votes, negative votes, abstentions and broker non-votes with regard to the ratification of the appointment of EisnerAmper LLP as the Trust’s independent registered public accountants for the fiscal year ending October 31, 2026 under Item 3.

Effect of Abstentions

Any proxy submitted and containing any abstention will not be counted as a vote cast with respect to the election of Directors under Item 1, in favor of the approval of compensation of executive officers of the Trust under Item 2, in favor of the ratification of the appointment of EisnerAmper LLP under Item 3, or any other matter to which it relates.

Effect of Not Casting Your Vote

For Stockholders of record, if any proxy is received that does not contain indication of voting instructions on any matter subject to the vote of the Stockholders, the designated proxies will vote on such matter as recommended by the Board of Directors.

For Stockholders who hold their Shares beneficially in “street name” through a bank, broker or other record holder, if the Stockholder does not instruct the bank, broker or other record holder on how to vote their Shares, then under applicable regulations, the record holder will only have discretion to vote the Shares with regard to the ratification of the appointment of EisnerAmper LLP as the Trust’s independent registered public accountants under Item 3. The record holder will not have discretion to vote the Shares in the election of Directors under Item 1 or in the approval of the advisory resolution to approve the compensation of the Executive Officers under Item 2, which will result in broker non-votes that will not be counted as votes cast in those matters. Accordingly, failure to vote your Shares with respect to the matters under Item 1 or Item 2 will have no effect on the outcome of the vote to elect Directors or the approval of the advisory resolution to approve the compensation of the Executive Officers, respectively.

How to Revoke Your Proxy or Change Your Vote

You may change your vote, or otherwise revoke the authority granted by your execution of a proxy, at any time before your proxy is exercised at the Annual Meeting.

For Stockholders of record, you may revoke a previously-executed proxy and change your vote as follows:

1.      If you voted by mail, you may execute and deliver a timely and later-dated proxy, or you may attend the Annual Meeting in person, and provide written notice of your revocation to the Secretary of the Annual Meeting and vote by ballot at the meeting.

2.      If you voted via the Internet or by telephone, you may change your vote with a timely and valid later vote via the Internet or by telephone (as the case may be), or you may attend the Annual Meeting in person, and provide written notice of your revocation to the Secretary of the Annual Meeting and vote by ballot at the meeting.

Your presence at the Annual Meeting does not, of itself, revoke a proxy that you previously provided either by mail, via the Internet or by telephone.

For Stockholders who hold their Shares beneficially in “street name” through a bank, broker or other record holder, you may revoke your proxy and/or change your vote in the manner provided by your bank, broker or other record holder.

Other Matters

The Board of Directors is not aware, as of the date hereof, of any matters to be presented at the Annual Meeting other than the matters described hereinabove, but if any other matter incident to the Annual Meeting is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Shares for (i) each person who is a beneficial owner of 5% or more of FREIT’s outstanding Shares, (ii) each of FREIT’s directors and executive officers and (iii) all of FREIT’s directors and executive officers as a group, each as of May 29, 2026 unless otherwise indicated in the table below.

Amount and Nature of Beneficial Ownership

Name of Beneficial Owner(1)	(A) Aggregate Number of Shares Beneficially Owned(2)		(B) Number of Shares Acquirable within 60 Days	(C) Aggregate Number of Shares Deemed to be Beneficially Owned (Column A plus Column B)		(D) Percent of Class(3)
Ronald J. Artinian(4)	544,614	(5)	—	544,614	(5)	7.3%
David F. McBride, Esq.(4)	74,095	(6)	—	74,095	(6)	*
Robert S. Hekemian, Jr.(4)(7)	414,985	(8)	—	414,985	(8)	5.5%
John A. Aiello, Esq.(4)(7)	29,297		—	29,297		*
Justin F. Meng(4)	73,247	(9)	—	73,247	(9)	*
David B. Hekemian(4)	510,618	(10)	—	510,618	(10)	6.8%
Richard J. Aslanian(4)	55,777		—	55,777		*
Allan Tubin(7)	13,662		—	13,662		*
All directors and executive officers as a group (8 persons)(5)(6)(8)(9)(10)(11)	1,568,979	(11)	—	1,568,979	(11)	21%

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*        Shares beneficially owned do not exceed 1% of FREIT’s issued and outstanding Shares.

(1)      All directors and executive officers listed in this table, with the exception of John A. Aiello, maintain a mailing address at 505 Main Street, Suite 400, Hackensack, New Jersey 07601. John A. Aiello maintains a mailing address at 125 Half Mile Road, Suite 300, Red Bank, New Jersey 07701.

(2)      Except as otherwise indicated, all of the Shares are held beneficially and of record.

(3)      Based on 7,482,432 Shares outstanding as of May 29, 2026.

(4)      A director of FREIT.

(5)      Includes 52,504 Shares held in Individual Retirement Accounts for the benefit of Mr. Artinian. Includes an aggregate of 383,388 shares pledged as collateral with a banking institution to secure certain personal indebtedness.

(6)      Includes 4,000 Shares held by Mr. McBride’s wife.

(7)      An executive officer of FREIT.

(8)      Includes (i) an aggregate of 147,316 Shares which are held by certain partnerships and limited liability companies in which Mr. Hekemian is a partner or member, (ii) 9,238 Shares which are held in trust by Mr. Hekemian for the benefit of his children, (iii) an aggregate of 11,000 Shares which are held in certain trusts for the benefit of Mr. Hekemian’s nephews and of which Mr. Hekemian is trustee, and (iv) 78,917 shares pledged as collateral with a banking institution to secure indebtedness of an entity affiliated with Mr. Hekemian. Also includes 25,458 Shares held in a trust of which Mr. Hekemian is a beneficiary. Mr. Hekemian disclaims beneficial ownership of the foregoing Shares held in partnerships, limited liability companies and trusts except to the extent of his pecuniary interest in such partnerships, limited liability companies and trusts.

(9)      Includes 2,400 Shares held by Mr. Meng’s wife, with respect to which Mr. Meng disclaims beneficial ownership.

(10)    Includes (i) an aggregate of 147,316 Shares which are held by certain partnerships and limited liability companies in which Mr. Hekemian is a partner or member, (ii) an aggregate of 22,506 Shares which are held in certain trusts for the benefit of Mr. Hekemian’s nephews and niece and of which Mr. Hekemian is a trustee, (iii) 25,470 Shares held in a trust of which Mr. Hekemian is a beneficiary, (iv) an aggregate of 88,940 Shares held by the Robert and Mary Jane Hekemian Foundation, Inc. of which Mr. Hekemian is the Vice President/Treasurer, (v) 6,000 Shares held in trust by Mr. Hekemian for the benefit of his children, and (vi) 84,916 shares pledged as collateral with a banking institution to secure indebtedness of an entity affiliated with Mr. Hekemian. Mr. Hekemian disclaims beneficial ownership of the foregoing Shares held in partnerships, limited liability companies and trusts except to the extent of his pecuniary interest in such partnerships, limited liability companies and trusts. Also includes 2,750 Shares held by Mr. Hekemian’s wife, with respect to which Mr. Hekemian disclaims beneficial ownership.

(11)    Robert S. Hekemian, Jr. and David B. Hekemian are both deemed to be the beneficial owner of 147,316 Shares held by certain partnerships and limited liability companies in which each of them is a partner or member. Therefore, the total number of Shares beneficially owned by all executive officers and directors as a group, which includes both Robert S. Hekemian, Jr. and David B. Hekemian, is not merely the aggregate of the beneficial ownership of each executive officer and director, since calculating the aggregate number of Shares beneficially owned by all executive officers and directors as a group on that basis would result in the 147,316 Shares of which both Robert S. Hekemian, Jr. and David B. Hekemian are deemed the beneficial owner being double-counted. As disclosed above, Robert S. Hekemian, Jr. and David B. Hekemian disclaim beneficial ownership of the 147,316 Shares except to the extent of their respective pecuniary interests in the partnerships and limited liability companies that hold such Shares.

ITEM 1 — ELECTION OF DIRECTORS

The Board of Directors governs the Trust. The Trust’s Articles of Amendment and Restatement (“Charter”) provides that the Board of Directors will consist of seven Directors. The number of directors may be increased or decreased by the Board pursuant to the Trust’s By-laws.

The size of the Board of Directors is currently fixed at seven Directors. In order to allow the Board of Directors to strike a balance with respect to the number of Directors whose terms are expiring at each annual meeting of the Stockholders, the Charter authorizes the Board of Directors to designate whether the term of a nominee for Director shall either be two years or three years at the time a Director is nominated for election.

The Trust has adopted a Governance Policy on Mandatory Retirement which provides for a standard retirement age of 75 for directors, subject to certain exceptions set forth below. It is the general policy of the Nominating Committee not to nominate candidates for re-election at any annual stockholder meeting to be held after he or she has attained the applicable retirement age. The Board, however, may waive the mandatory retirement age for a specific director in its sole discretion. Under the policy, a waiver requires the consent of the full Board. Other exceptions to the Governance Policy on Mandatory Retirement are as follows: (i) in the event that any director shall reach the age of 75 during his or her term in office, the director shall be permitted to complete his or her then-current term; and (ii) any director who was in office as a trustee of the Trust’s predecessor, First Real Estate Investment Trust of New Jersey, as of November 1, 2018, may be nominated by the Board to serve as a director after he reaches age 75 and may serve in office until such director reaches the age of 79, upon which time such director shall be permitted to, at such director’s election, either (a) resign as a director contemporaneously with reaching the age of 79; or (b) continue to serve as a director for the remainder of his or her then-current term.

Nominees

Consistent with the recommendation of the Nominating Committee of the Board of Directors, the Board has nominated Robert S. Hekemian, Jr. and David F. McBride for election as Directors each for a three-year term to commence at the Annual Meeting and expire at the 2029 Annual Meeting. Mr. McBride was in office as a trustee of the Trust’s predecessor, First Real Estate Investment Trust of New Jersey, as of November 1, 2018, and has been nominated by the Board to serve as a director even though he has reached the age of 75.

Robert S. Hekemian, Jr. and David F. McBride are currently members of the Board of Directors, with their terms of office scheduled to expire as of the date of the Annual Meeting. Please see the section captioned “Board of Directors” below for a description of the business experience and other relevant information with respect to the nominees.

Unless otherwise instructed, the persons named in the accompanying proxy intend to vote in favor of the election of Robert S. Hekemian, Jr. and David F. McBride to three-year terms as Directors. Should Robert S. Hekemian, Jr. and David F. McBride be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment, and any such person elected in their place shall be elected to a three-year term as Director. The Board of the Trust is not aware of any reason why Robert S. Hekemian, Jr. and David F. McBride would be unable to serve as a Director if elected.

The Board of Directors recommends a vote FOR the election of Robert S. Hekemian, Jr. and David F. McBride as Directors.

Executive Officers and Directors and Nominees for Director

The executive officers and directors of FREIT, and the nominees for Director, are as follows:

Name	Age	Position(s)
Robert S. Hekemian, Jr.*	66	Chief Executive Officer, President and Director
Ronald J. Artinian	77	Chairman of the Board and Director
David F. McBride, Esq.*	78	Director
John A. Aiello, Esq.	76	Secretary and Director
Justin F. Meng	47	Director
David B. Hekemian	59	Director
Richard J. Aslanian	65	Director
Allan Tubin	87	Chief Financial Officer and Treasurer

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*        Nominee for Director at the 2026 Annual Meeting.

There are no family relationships among the members of the Board and the executive officers, except that Robert S. Hekemian, Jr., Chief Executive Officer, President and a director of FREIT, and David B. Hekemian, a director of FREIT, are siblings and the sons of the late Robert S. Hekemian, FREIT’s former Chairman and Chief Executive Officer and the former Chairman and Chief Executive Officer of Hekemian & Co., Inc., FREIT’s managing agent (“Hekemian & Co.”).

During the past five years, none of the directors or executive officers of FREIT have served as directors of any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Each of the executive officers of FREIT serves in his office(s) until such time as his successor is elected and qualified.

Biographical Information

Robert S. Hekemian, Jr. has served as a director since 2007, and he was appointed as Chief Executive Officer of FREIT in April 2018 following the retirement of the late Robert S. Hekemian as Chairman and Chief Executive Officer of FREIT. Mr. Hekemian was additionally appointed to the office of President of FREIT in February 2019. Mr. Hekemian’s current term as a member of the Board is scheduled to expire at the 2026 annual meeting of FREIT’s stockholders and his term as President and Chief Executive Officer will expire at such time as his successor qualifies and is appointed. Mr. Hekemian has been involved in real estate activities for over 40 years, including property management, leasing, mortgage financing, construction and acquisitions of multifamily residential and commercial properties located throughout the Northeast and Mid-Atlantic regions of the United States. He has served as Chief Executive Officer of Hekemian & Co. since 2021. From 2004 to 2020, Mr. Hekemian served as President and Chief Operating Officer of Hekemian & Co. From 1983 to 2003, Mr. Hekemian served as Executive Vice President of Hekemian & Co. Mr. Hekemian is principally responsible for identifying real estate acquisitions and evaluating the performance of the real estate properties managed by Hekemian & Co. with a view toward strategic decision making. Mr. Hekemian formerly served on the Board of Oritani Bank and was Chair of the Loan Committee. Mr. Hekemian is a member of the Board of Governors, Hackensack University Medical Center and a former director of the Hackensack University Medical Center Foundation. He formerly served on the Board of the New York Philharmonic and was the former Chairman of the Bergen County Community College Foundation. Mr. Hekemian was appointed Condemnation Commissioner by the State of New Jersey and has served on various corporate and charitable committees. He is a Board Member of the Meridian School of Medicine and Chairs the Student Affairs Committee. Mr. Hekemian earned a Bachelor of Science in Business Administration from American University and graduated as a MIT Sloan Fellow from the MIT Sloan School with a Master of Science in Management.

Ronald J. Artinian has served as a director since 1992, and he was appointed as Chairman of FREIT in April 2018 following the retirement of the late Robert S. Hekemian as Chairman and Chief Executive Officer of FREIT. Mr. Artinian’s current term as a member of the Board is scheduled to expire at the 2028 annual meeting of FREIT’s stockholders and his term as Chairman will expire at such time as his successor qualifies and is appointed.

Mr. Artinian worked in the financial services industry for 26 years, including with Smith Barney, Inc. from 1989 to 1998, where Mr. Artinian held positions as an Executive Vice President, Managing Director and National Sales Manager. Mr. Artinian retired from Smith Barney in January 1998 in order to pursue other business interests as a private investor. Mr. Artinian joined the board of The Reserve, a money market fund, in 2007 and served as lead independent director from March 2009 through December 2016. Mr. Artinian earned a Bachelor of Arts in English from the University of Pennsylvania and a Master of Business Administration from the University of Pennsylvania, Wharton School.

David F. McBride, Esq. has served as a director since 2007. His current term as a member of the Board is scheduled to expire at the 2026 annual meeting of FREIT’s stockholders. Mr. McBride has over 45 years of diversified real estate experience. He is the Chief Executive Officer of McBride Enterprises, Inc., a family-owned real estate company started in 1898. Mr. McBride was responsible for the development of numerous office and industrial properties, as well as residential projects in northern New Jersey. He also oversaw the operations of his family’s general construction company, the Alpert P. Schmidt Construction Company, civil engineering firm, Urban Planning and Engineering Company, and commercial brokerage firm, McBride Corporate Real Estate. Mr. McBride was also instrumental in forming the Keystone Property Trust (NYSE) in 1998 and served as Chairman of its board until its sale to ProLogis (NYSE) in 2004. Mr. McBride has also been a Partner in and is presently Of Counsel to the law firm of Harwood Lloyd, LLC, specializing in real estate matters. From 1998 to 2014, Mr. McBride has also served as the Chairman and President of the Mountain Club Inc., t/a The High Mountain Golf Club. Mr. McBride also served on the Advisory Board of the McDonough School of Business at Georgetown University from 2008 to 2018. Mr. McBride earned a Bachelor of Arts in Economics from Georgetown University and a Juris Doctor from the Georgetown University Law School.

John A. Aiello, Esq. has served as the Secretary of FREIT since 2003 and as a director of the Board since December 2015. His current term as a member of the Board is scheduled to expire at the 2027 annual meeting of FREIT’s stockholders. Mr. Aiello is an officer and shareholder of the law firm of Giordano, Halleran & Ciesla, P.C., where he has practiced law for 51 years. He is Chairman of the law firm’s Corporate and Securities practice group and concentrates his practice on corporate and securities law matters, including mergers and acquisitions and various corporate finance transactions. See the section entitled “Certain Relationships and Related Party Transactions; Director Independence”. Mr. Aiello is an emeritus member and former Chairman of the Board of Directors of the Business Law Section of the New Jersey State Bar Association and a former member of the Board of Directors of the New Jersey chapter of the Association for Corporate Growth, a non-profit organization of professionals and business leaders in the middle market mergers and acquisitions space. Mr. Aiello is also a member of the Advisory Board of the Leon Hess School of Business of Monmouth University. Mr. Aiello graduated cum laude with a Bachelor of Science in Finance from the University of Pennsylvania, Wharton School and earned a Juris Doctor degree from the Georgetown University Law School.

Justin F. Meng has served as a director since February 2016. His current term as a member of the Board is scheduled to expire at the 2028 annual meeting of FREIT’s stockholders. Mr. Meng has 25+ years of investment experience across real estate, public markets and alternative asset management. He is currently Senior Vice President, Head of Investor Relations at Prologis, Inc. — a real estate logistics company — where he is responsible for managing relationships with buy-side investors and sell-side analysts, leading the company’s quarterly earnings process, and working with senior leadership on investor-focused strategies and communications. Before joining Prologis in 2024, Mr. Meng was co-founder and managing partner of V3 Capital Management L.P., a boutique investment firm focused on publicly traded REITs, from 2011 to 2023. In that role, Mr. Meng led a team of professionals engaged in raising capital and managing investments for V3 partnerships. Prior to that, he served as partner and head of REIT Research at High Rise Capital Management. Mr. Meng began his career at J.P. Morgan Asset Management, where he worked in the Real Estate and Fixed Income divisions. Mr. Meng earned a Bachelor of Science in Mechanical Engineering from Brown University and a Master of Science in Real Estate Development from New York University. He also completed the Stanford Executive Program at the Stanford Graduate School of Business. Mr. Meng is a CFA charter-holder.

David B. Hekemian has served as a director since April 2018. His current term as a member of the Board is scheduled to expire at the 2027 annual meeting of FREIT’s stockholders. Mr. Hekemian has served as a commercial real estate executive at Hekemian & Co. for over 30 years, holding positions of increasing responsibilities throughout his tenure at the company focused on strategic business and investment planning, retail development and leasing, asset profitability management and lender negotiations. He has served as President of Hekemian & Co. since 2021. From 1996 to 2020, Mr. Hekemian served as Principal/Broker-Salesperson, Director of Commercial Brokerage and as a

member of Hekemian & Co.’s Executive Committee. From 1988 to 1992 he served as Property Manager, and from 1992 to 1996 he served as Vice President-Salesperson of Hekemian & Co. Mr. Hekemian is a member of the Armenian Missionary Association of America, where he served as Assistant Treasurer and a member of the Budget and Finance Committee from 1998 to 2007 and as Co-Chairman of the Investment Committee from 1996 to 2009, which included oversight and management of a $100 million equity and fixed income portfolio. Mr. Hekemian is also a member of the Council for the Borough of Saddle River, NJ. Mr. Hekemian earned a Bachelor of Science in Finance from Boston College.

Richard J. Aslanian has served as a director since April 2018. His current term as a member of the Board is scheduled to expire at the 2027 annual meeting of FREIT’s stockholders. Mr. Aslanian is the Co-Founder of Welcome Home Brands, LLC, a distributor of imported paper and plastic bakeware products that services cruise lines, hotels, casinos and food service companies. He co-founded Welcome Home Brands, LLC in 2010. From 2007 to 2009 Mr. Aslanian was the Chief Executive Officer, sole Managing Member and founder of Blue Ram Capital Management, LLC, which managed an investment partnership of public equities in developed markets. In 2006, Mr. Aslanian retired from Goldman Sachs & Co. as a Managing Director after having been with the firm since 1991, during which time he was co-head of one of the most prominent wealth management teams of the firm. From 1985 to 1991 Mr. Aslanian was an attorney at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP where he concentrated his practice on corporate and tax matters and public and private mergers and acquisitions. Mr. Aslanian established the Richard J. Aslanian Scholarship Fund, an endowed scholarship, at the University of Pennsylvania, and has served on the boards of several charitable organizations, including the Partnership for Inner-City Education, the Harrison Educational Foundation and the Armenian Church Endowment Fund. Mr. Aslanian graduated summa cum laude with a Bachelor of Arts in Economics from the University of Pennsylvania and graduated from the Columbia University School of Law with honors as a Harlan Fiske Stone Scholar in each of the three years of law school.

Allan Tubin was appointed as Chief Financial Officer and Treasurer of FREIT in February 2019. Mr. Tubin is the Chief Financial Officer of Hekemian & Co. As Chief Financial Officer of Hekemian & Co., Mr. Tubin is responsible for corporate and project finance, budgeting and tax planning, accounting, and SEC compliance for FREIT. He is a member of Hekemian & Co.’s Acquisitions and Development Due Diligence Team, where he is responsible for financial forecasting and modeling. Mr. Tubin has over 25 years’ experience in real estate finance. Prior to joining Hekemian & Co. in 1996, he served as the Chief Financial Officer for the international real estate activities of the investment bank Donaldson, Lufkin & Jenrette, and served as a certified public accountant with Ernst & Young. Mr. Tubin earned a Bachelor of Business Administration from Pace University.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires FREIT’s executive officers and directors, and persons who own more than 10% of the Shares, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “SEC”). Executive officers, directors and stockholders holding more than 10% of the Shares are required by SEC regulation to furnish FREIT with copies of all Forms 3, 4 and 5 they file. Based solely on FREIT’s review of the copies of such forms it has received, FREIT believes that all of its directors, executive officers and stockholders holding more than 10% complied with all filing requirements applicable to them with respect to reports required to be filed by Section 16(a) of the Exchange Act during fiscal 2025, except for a Form 4 for David F. McBride with respect to three sale transactions, which has been filed with the SEC.

Meetings of the Board of Directors

During the fiscal year ended October 31, 2025, the Board of Directors held eight (8) meetings and acted by unanimous written consent on one (1) occasion. Each incumbent member of the Board of Directors attended at least 75% of the aggregate number of (i) meetings of the Board of Directors and (ii) meetings of the committees of the Board of Directors on which he served that were held during fiscal 2025.

Director Attendance at Annual Meeting

The Trust encourages all of the Directors to attend the Annual Meeting, and expects that all Directors will attend the Annual Meeting absent a valid reason such as a scheduling conflict. All of the Directors attended the Annual Meeting of Stockholders held on July 17, 2025, except for Justin F. Meng, who was absent due to a scheduling conflict.

Committees of the Board of Directors

The Board of Directors has three standing committees: the Nominating Committee, the Compensation Committee and the Audit Committee.

Nominating Committee

The Nominating Committee is authorized to identify, evaluate and recommend to the Board of Directors prospective nominees for Director, periodically review the Trust’s governance guidelines and make recommendations to the Board of Directors from time to time as to matters of governance. The Nominating Committee also periodically reviews the performance of the Board of Directors and its members and makes recommendations to the Board of Directors on the number, function, and composition of the Board of Directors and the committees of the Board of Directors, and on the terms of the Directors. The Nominating Committee’s charter is available on the Trust’s website at www.freitnj.com under the “About Us” tab.

The Nominating Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. The Nominating Committee considers the nominee’s business judgment, skill and experience, the nominee’s understanding of the Trust’s business and industry and other related industries, the nominee’s integrity, reputation and independence, and such other factors as the Nominating Committee determines are relevant in light of the needs of the Board of Directors and the Trust and its Stockholders. With respect to any person nominated for re-election to the Board of Directors, the Nominating Committee is authorized to consider the nominee’s performance on the Board of Directors before nominating the Director for re-election at an annual meeting. The Trust does not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees.

The Nominating Committee will also consider candidates for Director recommended by the Stockholders. The process by which a Stockholder may suggest a candidate to be nominated for election to the Board of Directors can be found in the section of this Proxy Statement entitled “Stockholder Proposals and Recommendations for Nomination of Directors.” The Nominating Committee will apply the same criteria described above to review and evaluate the qualifications of any candidate recommended by a Stockholder. However, the Nominating Committee has sole discretion whether to recommend any nominee for Director submitted by a Stockholder to the Board of Directors.

The current members of the Nominating Committee of the Board of Directors are Ronald J. Artinian, Justin F. Meng and Richard J. Aslanian. Ronald J. Artinian, Justin F. Meng and Richard J. Aslanian meet the requirements for independence set forth in the definition of “independent director” in the listing rules of the NASDAQ Stock Market (the “NASDAQ Listing Rules”). The Nominating Committee approved recommendations to the Board of Directors that Robert S. Hekemian, Jr. and David F. McBride be nominated for re-election as Directors for three-year terms. The Board of Directors subsequently approved such nominees. The Nominating Committee held one meeting during fiscal 2025.

Compensation Committee

The Compensation Committee is charged with the responsibility of defining the Trust’s compensation philosophy and objectives, reviewing the compensation of the Executive Officers and Directors, and making recommendations to the full Board of Directors with respect to such compensation matters. The Compensation Committee is governed by a written charter, which is available on the Trust’s website at www.freitnj.com under the “About Us” tab. The current members of the Compensation Committee of the Board of Directors are David F. McBride, Justin F. Meng and Richard J. Aslanian. David F. McBride serves as the Chairman of the Compensation Committee. Each of the members of the Compensation Committee satisfies the qualifications for independence under the NASDAQ Listing Rules.

The Compensation Committee’s processes and procedures for the foregoing reviews and analyses of the compensation of the Trust’s Executive Officers are discussed under “Executive Compensation” below. The compensation of the Directors is discussed under “Director Compensation” below. The Compensation Committee held one meeting during fiscal 2025.

Audit Committee

The current members of the Audit Committee of the Board are Ronald J. Artinian, David F. McBride and Richard J. Aslanian. Ronald J. Artinian serves as the Chairman of the Audit Committee. Each member of the Audit Committee satisfies the audit committee qualifications under the NASDAQ Listing Rules and is independent, as independence for audit committee members is defined in the NASDAQ Listing Rules, and they each meet the independence requirements of Exchange Act Rule 10A-3(b)(1).

The Audit Committee held five (5) meetings during fiscal 2025. The Audit Committee selects the independent registered public accounting firm (the “Independent Auditors”) to audit the books and accounts of FREIT. In addition, the Audit Committee reviews and pre-approves the scope and costs of all services (including non-audit services) provided by the Independent Auditors. The Audit Committee also monitors the effectiveness of the audit effort and financial reporting and inquires into the adequacy of FREIT’s financial and operating controls and oversees FREIT’s risk management and cybersecurity strategy.

Based on its review of the criteria of an Audit Committee Financial Expert under the rules of the SEC, the Board does not believe that any of the members of FREIT’s Audit Committee qualify as an Audit Committee Financial Expert.

Each of Ronald J. Artinian, David F. McBride and Richard J. Aslanian has made significant contributions and provided valuable service to FREIT and its stockholders as members of the Audit Committee. The Board believes that each of Mr. Artinian, Mr. McBride and Mr. Aslanian has demonstrated that he is capable of (i) understanding accounting principles generally accepted in the United States of America (“GAAP”), (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) understanding financial statements and analyzing and evaluating FREIT’s financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding audit committee functions, all of which are attributes of an Audit Committee Financial Expert under the rules of the SEC. Given the business experience and acumen of Mr. Artinian, Mr. McBride and Mr. Aslanian, the Board believes that each of them is qualified to carry out all duties and responsibilities of FREIT’s Audit Committee. However, Mr. Artinian, Mr. McBride and Mr. Aslanian have not acquired these attributes through the specific experience that is required for qualification as an Audit Committee Financial Expert under the rules of the SEC, such as experience serving as, or experience actively supervising, a principal financial officer, principal accounting officer, controller, public accountant or auditor, or experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements. Therefore, the Board does not believe that any of its current members meets all of the requirements under the SEC rules for qualification as an Audit Committee Financial Expert.

The Board believes that Allan Tubin, FREIT’s Chief Financial Officer and Treasurer, meets all of the requirements under the rules of the SEC for qualification as an Audit Committee Financial Expert. However, Mr. Tubin is not a director of FREIT and would not meet the requirements for qualification as an “independent director” under the NASDAQ Listing Rules due to the fact that Mr. Tubin is an executive officer of FREIT and an executive officer of Hekemian & Co. As Chief Financial Officer of FREIT, Mr. Tubin will make the certifications required under the Sarbanes-Oxley Act of 2002 and the related rules adopted by the SEC with respect to (i) FREIT’s financial statements and other financial information included in periodic reports filed with the SEC, (ii) FREIT’s disclosure controls and procedures regarding the disclosure to the certifying officers of material information relating to FREIT, and (iii) FREIT’s internal controls and the adequacy of the design and operation of such internal controls. As a certifying officer of FREIT, Mr. Tubin will meet with and make reports to the Audit Committee with respect to the items which are the subject matter of his certifications.

Based on the foregoing, the Board believes that the Audit Committee functions effectively and properly performs and discharges its duties, and the Board does not believe that it is necessary at this time to actively search for an outside person to serve on the Board who would qualify as an Audit Committee Financial Expert.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Trust filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Trust specifically incorporates this Report by reference therein.

The Audit Committee meets each quarter during the fiscal year with the Trust’s Independent Auditors and members of Hekemian & Co. and focuses on the following areas:

(1)    the adequacy of the Trust’s internal controls and financial reporting process and the reliability of its financial statements;

(2)    the independence and performance of the Trust’s Independent Auditors and the cooperation received by the Independent Auditors from Hekemian & Co.; and

(3)    the Trust’s compliance with all legal and regulatory requirements with particular emphasis upon all disclosures made by the Trust in its quarterly and annual reports to the SEC.

The Audit Committee and/or its Chairperson meet separately with Hekemian & Co. and the Trust’s Independent Auditors. The Independent Auditors have unrestricted access to the Audit Committee. The Independent Auditors make periodic reports directly to the Audit Committee out of the presence of Hekemian & Co. concerning their functions as the Trust’s Independent Auditors.

The Board of Directors has adopted a written charter for the Audit Committee setting out the audit related functions. The Audit Committee’s charter is available on the Trust’s website at www.freitnj.com under the “About Us” tab. The Audit Committee reviews its charter on an annual basis and updates the charter as necessary.

Hekemian & Co. has primary responsibility for the Trust’s financial statements and the preparation of all financial statements and the maintenance of the Trust’s internal controls. The Independent Auditors audit the annual financial statements prepared by Hekemian & Co., and express an opinion as to whether those financial statements fairly present the Trust’s financial position, results of operations and cash flows in conformity with GAAP. Any issues the Independent Auditors believe should be raised are discussed with the Audit Committee.

For fiscal 2025, the Audit Committee reviewed the Trust’s audited financial statements and met with both Hekemian & Co. and EisnerAmper LLP, the Trust’s independent registered public accountants for the 2025 fiscal year, to review and discuss all financial statements. Under the supervision and with the participation of management, including FREIT’s Chief Executive Officer and Chief Financial Officer, the Audit Committee has evaluated the effectiveness of FREIT’s internal controls over financial reporting and concluded that FREIT’s internal controls over financial reporting were effective as of October 31, 2025.

There were no changes in internal control over financial reporting during the fiscal year ended October 31, 2025, that have materially affected, or are reasonably likely to materially affect, the Trust’s internal control over financial reporting

The Audit Committee has received from and discussed with EisnerAmper LLP the written disclosure and the letter required by Public Company Accounting Oversight Board (“PCAOB”) Rule 3526 (Independence Discussion with Audit Committees). These items relate to EisnerAmper LLP’s independence from the Trust. The Audit Committee also discussed with EisnerAmper LLP any matters required to be discussed by Auditing Standard 1301, as amended (Communication with Audit Committees), as adopted by the PCAOB in Rule 3200T.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Trust’s audited financial statements be included in the Trust’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025, for filing with the SEC.

Submitted by:      Ronald J. Artinian, Chairman

Richard J. Aslanian

David F. McBride

Corporate Governance

Code of Ethics

FREIT has adopted a Code of Ethics that is applicable to all directors, executive officers and management employees of FREIT, including, without limitation, FREIT’s principal executive and senior financial officers. The Audit Committee is charged with administering and interpreting the Code of Ethics. The Code of Ethics is available on FREIT’s website at www.freitnj.com under the “About Us” tab.

Board Leadership Structure

The Board of Directors does not have a fixed policy regarding the separation of the positions of Chairman of the Board and Chief Executive Officer; rather, the Board favors the flexibility to select the Chairman and to determine the optimal Board leadership structure from time to time in the best interests of the Trust and its Stockholders.

From 1991 to 2018, Robert S. Hekemian served as Chairman of the Board and Chief Executive Officer of the Trust. During this period, the Board of Directors believed that the optimal leadership structure for the Trust was the centralization of leadership through the combination of the Chairman and Chief Executive Officer roles in Mr. Hekemian based on Mr. Hekemian’s particular background, experience and knowledge of the real estate industry and markets in which the Trust operated, as well as Mr. Hekemian’s availability to serve both roles in view of the fact that the Trust’s executive officers are employed on a part-time, non-exclusive basis and engage in business activities outside of the Trust. Accordingly, the Board of Directors determined that the centralization of leadership through the combination of the Chairman and Chief Executive Officer roles in Mr. Hekemian was in the best interests of the Trust and its Stockholders.

Upon Robert S. Hekemian’s retirement as Chairman and Chief Executive Officer of the Trust in April 2018, the Board of Directors determined that the centralization of leadership through the combination of the Chairman and Chief Executive Officer roles was no longer optimal and appointed Robert S. Hekemian, Jr., a Director of the Trust and then Chief Operating Officer of Hekemian & Co., the Trust’s managing agent, to succeed Robert S. Hekemian as Chief Executive Officer of the Trust, and Ronald J. Artinian, a Director of the Trust and Chairman of the Audit Committee, to succeed Mr. Hekemian as Chairman of the Board. The Board believed that Robert S. Hekemian, Jr. and Ronald J. Artinian had the experience and qualifications to serve as Chief Executive Officer and Chairman of the Board, respectively, and that Mr. Hekemian and Mr. Artinian had distinguished themselves as talented and capable leaders of the Trust in the course of their service as Directors and in other capacities, such as, in the case of Robert S. Hekemian, Jr., as the Chief Operating Officer of Hekemian & Co., and in the case of Ronald J. Artinian, as Chairman of the Audit Committee of the Board of Directors. The Board further believed that Mr. Hekemian and Mr. Artinian were attractive candidates for the Chief Executive Officer and Chairman positions, respectively, based on their familiarity with the Trust and its business and real estate portfolio as well as their experience with corporate governance matters that they had acquired over their many years of service to the Trust. The Board therefore determined that the Trust and its Stockholders would be best served by elevating both Robert S. Hekemian, Jr. and Ronald J. Artinian to formal leadership and strategy-developing roles in the Trust, by naming them to succeed Robert S. Hekemian as Chief Executive Officer and Chairman of the Board, respectively.

The Board of Directors does not have a “lead” independent Director. In view of the relatively small size of the Board of Directors and the ample opportunities that the independent Directors have to hold discussions among themselves in conjunction with meetings of the Board (but outside the presence of the non-independent Directors), the Board does not believe that it is necessary to designate a “lead” independent Director at this time. However, the Board believes that Ronald J. Artinian, in effect, functions as a “lead” independent Director on an informal basis through his performance of the duties and functions as Chairman of the Board.

Risk Oversight

The full Board of Directors is responsible for actively overseeing the Trust’s risk profile and management’s processes for assessing and managing risk through regular meetings of the Board, as well as informal communications with management. The Chief Executive Officer, other senior management members and employees of Hekemian & Co., the Trust’s managing agent, regularly report to the Board on significant risks affecting the Trust, including financial, operational and strategic risks. The full Board (or the appropriate committee of the Board, in the case of risks that are under the purview of a particular committee) receives these reports from management to enable the Board (or committee, as the case may be) to understand the Trust’s risk identification, risk management and risk mitigation strategies.

In addition, while the full Board of Directors has the ultimate oversight responsibility for the risk oversight process, various committees of the Board comprised of independent directors also have responsibility for risk oversight. The Audit Committee of the Board of Directors (i) reviews and assesses risk relative to insurance coverage for the Trust’s operating activity and financial investments, including the investment of liquid assets; (ii) evaluates the impact, if any, of changes in interest rates and energy prices and oversees actions taken to mitigate risk associated with fluctuations in interest rates and energy prices; (iii) conducts internal control reviews and reports any material issues raised in the course of such reviews; and (iv) reviews internal controls on financial reporting with the Independent Auditors. The Audit Committee presents reports to the full Board of Directors on a quarterly basis and reports any matters relative to risk oversight that require the attention or action of the full Board. The Compensation Committee oversees the Trust’s compensation programs to ensure that they do not create incentives that expose the Trust to unnecessary and excessive risks.

Finally, FREIT’s Board of Directors considers cybersecurity risk as part of its risk oversight function and has delegated to the Audit Committee oversight responsibility over the cybersecurity strategy and risk management. The Audit Committee engages in regular discussions with executive management, including Hekemian & Co.’s Chief Technology Officer, regarding FREIT’s significant financial risk exposures and the measures implemented to monitor and control these risks, including those that may result from material cybersecurity threats. The Audit Committee reports to FREIT’s Board of Directors regarding its activities and cybersecurity matters as needed.

When a report from management is vetted at the committee level, the chairperson of that committee subsequently reports on the matter to the full Board of Directors, which enables the Board and the committees to coordinate the Board’s risk oversight role.

EXECUTIVE COMPENSATION

FREIT is externally managed by Hekemian & Co. Robert S. Hekemian, Jr., Chief Executive Officer, President and a director of FREIT, and David B. Hekemian, a director of FREIT, each holds a 33.3% equity interest in Hekemian & Co. The balance of the equity interests in Hekemian & Co. is held by other members of the Hekemian family. As compensation for its management services, FREIT pays Hekemian & Co. management and other fees pursuant to a Management Agreement between FREIT and Hekemian & Co. In addition, as an incentive to the employees of Hekemian & Co. (including members of the Hekemian family) to identify and provide real estate investment opportunities for FREIT, FREIT has previously advanced to such employees who are investors in certain joint venture projects, a portion of the equity capital required to be contributed by them to such joint ventures. These secured loan amounts (including accrued interest) have been repaid to FREIT with no outstanding balance remaining of principal or interest. The Management Agreement and these other incentives are more particularly described in “Certain Relationships and Related Party Transactions; Director Independence” below.

In view of FREIT’s external management structure, FREIT does not employ executive officers on a full-time basis. The following Compensation Discussion and Analysis presents information regarding FREIT’s compensation policies and programs and the compensation of FREIT’s executive officers.

Compensation Discussion and Analysis

Overview

FREIT’s compensation program is designed to properly compensate the executive officers commensurate with the duties and services that they are employed to perform for FREIT, to reward their dedication, hard work and success and align their interests with the long-term interests of FREIT. The Compensation Committee reviews the compensation paid to the executive officers in consideration of these objectives and makes recommendations to the Board regarding its determinations. The various factors considered by the Compensation Committee in reaching its determinations concerning the compensation of the executive officers are discussed under “Fiscal 2025 Compensation” below.

Recovery of Erroneously Awarded Compensation

The Board has adopted a policy that provides that, in the event that FREIT is required to prepare an accounting restatement due to FREIT’s material non-compliance with any financial reporting requirement, FREIT will require the reimbursement, cancellation or forfeiture, as the case may be and to the fullest extent permitted by applicable law, of any incentive-based compensation paid to any current or former executive officer during the three-year period preceding such restatement that was based on the erroneous data and that was paid in excess of the compensation that would have been paid to the executive officer based on the accounting restatement. FREIT will disclose any incentive-based compensation paid to any executive officer that is based on any measure of financial performance or any other financial information in FREIT’s proxy statement for the annual meeting of stockholders and as required by the rules and regulations of the SEC.

As discussed under “Elements of Executive Compensation” below, FREIT did not pay any incentive-based compensation to any of the executive officers during the fiscal year ended October 31, 2025.

Hedging Policy

It is the policy of FREIT that no employee or director of FREIT may purchase any financial instruments that are designed to hedge or offset any decrease in the market value of FREIT’s Shares that (i) were previously awarded, or acquired pursuant to the exercise of any option granted, to an employee or director by FREIT as part of the compensation of such employee or director or (ii) otherwise held, directly or indirectly, by an employee or director, which financial instruments will include, without limitation, puts, calls, straddles, equity swaps and any other derivative security that is directly linked to the Shares.

Elements of Executive Compensation

There are three elements to the compensation of the executive officers of FREIT: (1) base salary; (2) the Equity Incentive Plan; and (3) the Amended and Restated Deferred Fee Plan (the “Deferred Fee Plan”). The Compensation Committee and the Board believe that base salary and the Equity Incentive Plan allow FREIT to accomplish its objectives of properly compensating the executive officers for their services to FREIT, rewarding the dedication, hard work and success of executive officers and aligning the interests of executive officers with the long-term interests of FREIT. The Deferred Fee Plan was terminated on November 3, 2022.

Except for base salary, benefits under the Equity Incentive Plan and Deferred Fee Plan, and fees and equity compensation paid to the executive officers for their service as directors, FREIT does not pay any other compensation or benefits to its executive officers, whether it be in the form of bonus, long-term incentive compensation, perquisites, rights, warrants, convertible securities, performance units, performance shares or other similar instruments. The Deferred Fee Plan has been terminated and the Equity Incentive Plan is the only employee benefit plan maintained by FREIT. There are no employment contracts between FREIT and any of the executive officers, nor is there any compensatory plan or arrangement between FREIT and any of the executive officers pursuant to which an executive officer would receive payments as the result of his resignation or retirement as an executive officer, or any other event resulting in the termination of his relationship with FREIT as an executive officer, or as a result of a change in control of FREIT. FREIT’s Equity Incentive Plan provides that in the event of (i) a “change in control” as such term is defined in the Equity Incentive Plan, or (ii) a sale of all or substantially all of the assets of the Trust, other than a sale of assets to a subsidiary or other affiliated entity of the Trust, all outstanding options granted under the Equity Incentive Plan shall become exercisable (to the extent not already exercisable) immediately before or contemporaneously with the occurrence of such change in control or sale, and each outstanding restricted share award granted under the Equity Incentive Plan shall immediately become free of all restrictions, conditions and forfeiture provisions.

As of October 31, 2025, there were no unexercised options collectively held by the Executive Officers and Directors of the Trust that were outstanding. Additional information with respect to outstanding stock options is set forth in the “Outstanding Equity Awards at Fiscal Year-End” table below.

Robert S. Hekemian, Jr., Chief Executive Officer, President and a director of FREIT, is the Chief Executive Officer of Hekemian & Co. David B. Hekemian, a director of FREIT, is the President of Hekemian & Co. Pursuant to the terms of the Management Agreement between Hekemian & Co. and FREIT, Hekemian & Co. is entitled to receive a termination fee from FREIT under certain circumstances, including the non-renewal of the Management Agreement by FREIT, termination of the Management Agreement by FREIT without cause, or termination of the Management Agreement by FREIT following an acquisition of FREIT. See “Certain Relationships and Related Party Transactions; Director Independence” below.

Equity Incentive Plan

FREIT originally adopted the Equity Incentive Plan in 1999 upon the approval of the Board and the stockholders. In 2007, the Board and stockholders approved amendments to the Equity Incentive Plan to (a) increase the number of Shares reserved for issuance thereunder by 300,000 Shares and (b) extend the term of the Equity Incentive Plan from September 10, 2008 to September 10, 2018. In 2018, the Board and stockholders approved further amendments to the Equity Incentive Plan to (a) increase the number of Shares reserved for issuance thereunder by an additional 300,000 Shares and (b) further extend the term of the Equity Incentive Plan from September 10, 2018 to September 10, 2028.

The purpose of the Equity Incentive Plan is to allow FREIT to retain the services of individuals who have made, and/or who are expected to make, significant contributions to the business of FREIT and its subsidiaries, to align such persons’ interests with the long-term interests of FREIT, and to reward hard work, dedication and success by providing such individuals with an opportunity to acquire Shares of FREIT or receive other Share-based awards. Eligible participants include executive officers, directors and consultants of FREIT, including employees of Hekemian & Co.

The Board administers the Equity Incentive Plan, with the full and exclusive power to interpret the plan, to adopt rules, regulations and guidelines relating to the plan, to grant waivers of restrictions under the plan and to make all of the determinations necessary for the administration of the plan. The Board’s authority to administer the Equity Incentive Plan includes the authority, within the limits set forth in the plan, to determine the persons to whom awards may be granted, determine the number of Shares to be covered by each award, establish the terms, conditions and provisions of the awards to be granted, and establish restrictions on the awards or subsequently waive any such restriction or permit any such restriction to lapse.

The exercise price of options granted under the Equity Incentive Plan will be equal to the Fair Market Value (as defined in the Equity Incentive Plan) of the Shares on the date of the grant of the options. For any other form of award, the consideration, if any, to be paid in exchange for the award will be determined by the Board, but in no event will such consideration be greater than the Fair Market Value of the Shares on the date of grant. The Equity Incentive Plan provides for adjustments to the exercise price of options in certain circumstances. The term of awards will be determined by the Board, but shall not exceed 10 years from the date of grant. Awards will vest in accordance with terms fixed by the Board, and vesting of awards may accelerate upon the occurrence of certain events, including a “change in control” (as defined in the Equity Incentive Plan), sale of all or substantially all of the Trust’s assets, or the death, Retirement (as defined in the Equity Incentive Plan) or disability of the participant.

The Board may terminate, modify or amend the Equity Incentive Plan at any time, provided that any modification or amendment that increases the number of Shares reserved for issuance thereunder is subject to the approval of FREIT’s stockholders, and any termination, modification or amendment that adversely affects the terms of any outstanding awards is subject to the consent of the holders thereof.

The Board has charged the Compensation Committee with the responsibility of making recommendations to the Board with respect to grants of awards under the Equity Incentive Plan to eligible participants. While the Equity Incentive Plan provides that options to acquire Shares will be the principal form of award under the plan, the plan also provides for grants of restricted Share awards and other Share-based awards.

On March 9, 2023, the Compensation Committee recommended to the Board and the Board approved that for services rendered and to be rendered in 2023, in lieu of cash compensation in the amount of $20,000, each director was awarded shares of Common Stock, $0.01 par value, (the “Shares”) in FREIT. Based on the closing price of FREIT’s Shares on March 9, 2023 of $15.50 per Share, the Board approved an award of 1,290 Shares of FREIT to each director serving on FREIT’s Board. As such, 1,290 Shares were issued to each director on March 9, 2023 and upon issuance were deemed fully paid and non-assessable.

On March 22, 2024, the Compensation Committee recommended to the Board and the Board approved that for services rendered and to be rendered in 2024, in lieu of cash compensation in the amount of $20,000, each director was awarded Shares in FREIT. Based on the closing price of FREIT’s Shares on March 22, 2024 of $16.25 per Share, the Board approved an award of 1,230 Shares of FREIT to each director serving on FREIT’s Board. As such, 1,230 Shares were issued to each director on March 22, 2024 and upon issuance were deemed fully paid and non-assessable.

On February 20, 2025, the Compensation Committee recommended to the Board and the Board approved that for services rendered and to be rendered in Fiscal 2025, in lieu of cash compensation in the amount of $20,000, each director was awarded Shares in FREIT. Based on the closing price of FREIT’s Shares on February 21, 2025 of $16.76 per Share, the Board approved an award of 1,193 Shares of FREIT to each director serving on FREIT’s Board. As such, 1,193 Shares were issued to each director on February 20, 2025 and upon issuance were deemed fully paid and non-assessable.

Upon recommendation of the Compensation Committee of the Board, FREIT has granted options with respect to or made awards of its stock under the FREIT Equity Incentive Plan from time to time over the years. The Compensation Committee and the Board review compensation to directors and executive officers periodically. In the past several years, the review of compensation has been undertaken in the second quarter of FREIT’s fiscal year. In March of each of the prior three fiscal years, stock awards were made to members of the Board under the Equity Incentive Plan as a component of annual compensation for services rendered, and no other stock awards or stock options were granted during FREIT’s fiscal years ended October 31, 2025, 2024 and 2023.

The timing or terms of any grant of options or award of stock has not been affected by or dependent upon the existence of material nonpublic information nor has FREIT timed the disclosure of material non-public information for the purpose of affecting the value of equity-based compensation.

Amended and Restated Deferred Fee Plan

Effective November 1, 2000, the Board adopted the Deferred Fee Plan, which was intended to provide a benefit to executive officers and directors who made, and/or who were expected to continue to make, significant contributions to the long-term success of FREIT. An election to defer compensation was required to be made prior to the calendar year for which it would be effective, and was irrevocable with respect to the calendar year to which it applies. The Deferred Fee Plan was amended and restated effective December 31, 2008, and further amended and restated effective November 1, 2014.

The original purpose of the Deferred Fee Plan was to provide executive officers and directors with a long-term savings opportunity. Prior to the amendments to the Deferred Fee Plan that went into effect as of November 1, 2014, the Deferred Fee Plan permitted any executive officer or director to elect to defer receipt of any compensation, including executive officer salary, director annual retainer fees, meeting attendance fees, and property site inspection fees, and the rate of interest payable on any amounts deferred was fixed at 9% per annum, compounded quarterly.

The amendments to the Deferred Fee Plan that went into effect as of November 1, 2014 shifted the purpose of the Deferred Fee Plan from a long-term savings vehicle for eligible participants to an opportunity for eligible participants to increase their equity position in FREIT. As amended and restated effective November 1, 2014, the Deferred Fee Plan no longer permitted directors who were also executive officers of FREIT to defer amounts payable to them as salary for their services as executive officers. Participants in the Deferred Fee Plan were only permitted to defer amounts payable to them for their service as directors. In addition, from and after November 1, 2014, amounts deferred, together with the interest accrued on a participant’s entire balance, were converted on the last day of each calendar quarter into share units that are equivalent to Shares (“Share Units”), and credited to the participant’s account. Amounts deferred under the Deferred Fee Plan were converted into Share Units on a quarterly basis, on the last day of each calendar quarter. The number of Share Units to be credited with respect to amounts deferred during a calendar quarter was determined by the closing price of the Shares on the trading day immediately preceding the last day of such calendar quarter. The participants’ existing balances as of October 31, 2014 were preserved in the form of cash and were not converted into Share Units, although the interest that accrued on such existing balances from and after November 1, 2014 was converted into Share Units. As of November 1, 2014, the interest rate on participants’ cash balances under the Deferred Fee Plan was changed from 9% per annum to the average interest rate on ten-year Treasury bonds plus 150 basis points. In the event that any cash dividend was paid by FREIT with respect to the Shares, each participant was credited with a number of Share Units equal to (x) the amount of the cash dividend paid with respect to one Share, (y) multiplied by the total number of Share Units credited to a participant’s account as of the record date for the dividend, (z) divided by the fair market value of one Share on the trading day immediately preceding the payment date of the dividend. In the event that any dividend was paid with respect to the Shares in Shares, each participant was credited with a number of Share Units equal to the number of full Shares that such participant would have received had the participant been the owner, on the record date for the dividend, of a number of Shares equal to the number of Share Units credited to the participant’s account.

The Deferred Fee Plan provided that a participant’s deferred benefits under the Deferred Fee Plan would be paid to the participant at either: (i) the retirement age specified by the participant in the deferral election; (ii) actual retirement of the participant; (iii) upon the earlier cessation of duties as a director of FREIT prior to retirement; or (iv) upon a change in control of FREIT as defined in the Deferred Fee Plan. On the payment date, FREIT was obligated to issue to the participant a number of Shares equal to the number of Share Units credited to the participant’s account, and to pay to the participant amounts maintained in the participant’s account as of October 31, 2014 as cash, in either a lump sum or in a number of substantially equal annual installments over a period not to exceed 10 years, at the election of the participant, except if a participant elected to receive payment upon the occurrence of a change in control, in which case all such amounts would be payable in a lump sum. FREIT did not create a cash sinking fund for amounts deferred pursuant to the Deferred Fee Plan that would not be payable in Shares. As a result, any participant who elected to participate in the Deferred Fee Plan was an unsecured creditor of FREIT with respect to any amounts deferred thereunder. The Deferred Fee Plan provided that it could be amended, suspended or terminated by resolution of the Board at any time and from time to time, provided, that no amendment, suspension or termination operated to adversely affect the plan benefits accrued or available for any participant.

On November 4, 2021 (the “Adoption Date”), the Board approved the termination of the Deferred Fee Plan resulting in the termination of the deferral of fees on December 31, 2021 with any subsequent fees earned by a participant being paid in cash. Consistent with the termination of the Deferred Fee Plan, payment related to each participant’s cash account (in the form of a cash lump sum payment) and share unit account (in the form of the issuance of common stock) (collectively “the Deferred Fee Plan Termination Payment”), was made to each participant no earlier than twelve (12) months and one day after, and no later than twenty-four (24) months, after the Adoption Date. Any interest earned on the participant’s cash account along with dividends (if any) earned on share units, continued to accrue in share units on each participant’s account until final payment was made.

On January 20, 2023, in accordance with the Deferred Fee Plan Termination Payment, total payments related to the cash accounts of all participants of approximately $2,317,000 (consisting of approximately $1,366,000 of cumulative fees and approximately $951,000 of accrued interest) which had been deferred as of November 1, 2014, was paid in full to each respective participant with no remaining balance due. Additionally, payment related to each participant’s share unit account was made in the form of the issuance of stock to each respective participant resulting in the issuance of 274,509 shares of common stock for each of the 274,509 vested share units. There were no remaining vested share units to be paid in the form of the issuance of stock.

Fiscal 2025 Compensation

With respect to compensation for the fiscal year ended October 31, 2023, the Compensation Committee recommended to the Board that effective March 9, 2023 the base salary paid to Robert S. Hekemian, Jr. for his service as Chief Executive Officer of FREIT be increased to $600,000 per year from $500,000 per year and the base salary paid to Allan Tubin as Chief Financial Officer and Treasurer of FREIT be increased to $45,000 per year from $40,000 per year, the base salary paid to John A. Aiello as Secretary of FREIT be increased to $50,000 per year from $40,000 per year, and that there be no adjustment to the compensation paid to Ronald J. Artinian as the Chairman of the Board of FREIT.

With respect to compensation for the fiscal years ending October 31, 2024 and 2025, the Compensation Committee recommended to the Board and the Board approved that there be no increases or other adjustments in the compensation paid to the executive officers of FREIT or FREIT’s Chairman of the Board for services provided in their capacity as executive officers or as Chairman of the Board of FREIT, respectively.

The Compensation Committee considers the following factors, among other things, in the course of its review of the compensation for the executive officers: (a) compensation paid by other real estate investment trusts, both as a component of operating expenses and to ensure that FREIT’s compensation levels are competitive in the industry; (b) the duties and responsibilities of the executive officers and the value of the services provided by them; (c) FREIT’s operating results and financial condition, as well as the condition and prospects of the residential and commercial real estate markets; and (d) the results of the most recent stockholder advisory vote to approve the compensation of the executive officers, which was conducted at the 2023 annual meeting of FREIT’s stockholders.

The Compensation Committee reviews compensation paid by other real estate investment trusts in the most general way in view of the fact that unlike many other real estate investment trusts, FREIT is externally managed. Therefore, FREIT does not retain the services of its executive officers on a full-time, exclusive basis, and the executive officers do not spend full time in their respective positions or devote all of their business activities to FREIT. The Compensation Committee and the Board take these considerations into account when determining the compensation to be paid to FREIT’s executive officers, and the compensation paid to the executive officers reflects what the Compensation Committee and the Board believe to be fair and reasonable compensation for the services that the executive officers provide to FREIT and their commitment to serve as executive officers of FREIT under these circumstances. The Compensation Committee and the Board also consider the size and scope of FREIT’s business and operations as reflected on its balance sheet and income statement in relationship to other real estate investment trusts.

As required by the rules and regulations of the SEC, at the 2023 annual meeting of stockholders, the stockholders were asked to approve an advisory resolution approving the compensation of the executive officers as disclosed and described in the Compensation Discussion and Analysis and the compensation tables and narratives contained in FREIT’s proxy statement used in connection with the annual meeting. The advisory resolution received the approval of approximately 74.6% of the votes cast on this proposal. The Compensation Committee and the Board concluded from the strong approval of the advisory resolution that the stockholders believe that FREIT’s compensation policies and the compensation paid to the executive officers are appropriate and reflective of FREIT’s objectives of aligning the interests of the executive officers with the long-term interests of FREIT. In accordance with the rules and regulations of the SEC, and based on the results of the vote by the stockholders at the 2023 annual meeting of stockholders on the frequency of such vote, the advisory vote by the stockholders to approve the compensation of the executive officers will occur again at the 2026 annual meeting of stockholders.

Risk Management

The Compensation Committee does not believe that FREIT’s executive compensation program gives rise to any risks that are reasonably likely to have a material adverse effect on FREIT. Executive officers are compensated on a fixed salary basis and have not been awarded any bonuses or other compensation that might encourage the taking of unnecessary or excessive risks that threaten the long-term value of FREIT. In addition, the Compensation

Committee and the Board have utilized, and may continue to utilize, the Equity Incentive Plan to align the interests of the directors and executive officers with the long-term interests of FREIT and the stockholders through grants of stock options and other equity-based awards, thereby giving the directors and executive officers additional incentives to protect the long-term value of FREIT.

Executive Compensation and Financial Performance

As discussed above, the executive officers of FREIT are compensated primarily on a fixed salary basis and have not been awarded any incentive-based cash bonuses, and the compensation paid to the executive officers is not specifically dependent upon any particular measure of financial performance. However, the Compensation Committee considers, in general terms, both the overall financial performance and condition of FREIT and FREIT’s long-term prospects in the Committee’s determination of appropriate levels of executive salary, among other factors and considerations discussed under “Fiscal 2025 Compensation” above.

PAY VERSUS PERFORMANCE DISCLOSURE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following table is intended to illustrate compensation “actually paid” to our principal executive officer (“PEO”) and the other named executive officers (“NEOs”) for each of the fiscal years ended October 31, 2025, 2024 and 2023, in each case, as compared to (i) our cumulative total shareholder return (“TSR”) performance and (ii) net income. Since the stock awards granted on March 22, 2024 and March 9, 2023 to Robert Hekemian, Jr. and John A. Aiello were fully vested on the date of the grant, there are no differences in our Summary Compensation Table amounts and compensation actually paid for the PEO and NEOs.

For additional information on our compensation programs and philosophy and how we design our compensation programs to align pay with performance, see the section titled “Compensation Discussion and Analysis” on pages 14-19.

Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (TSR)(3)	Net Income (in thousands)(4)
2025	$680,000	$680,000	$87,500	$87,500	$97.69	$3,509
2024	$680,000	$680,000	$87,500	$87,500	$115.98	$15,852
2023	$643,644	$643,644	$84,978	$84,978	$104.73	$760

____________

(1)      Robert Hekemian, Jr. was our principal executive officer for all years shown.

(2)      Allan Tubin and John A. Aiello were our NEOs for all years shown.

(3)      For the relevant fiscal year, represents the cumulative TSR of FREIT based on the value of an initial fixed investment of $100 on October 31, 2022 and the reinvestment of all dividends.

(4)      The dollar amounts reported represent the amount of net income reflected in the Trust’s audited financial statements for the applicable fiscal year.

Compensation Actually Paid vs. TSR
Compensation Actually Paid (in thousands of dollars)
$800
$700
$600
$500
$400
$300
$200
$100
$-
TSR Indexed ($100)
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
$644
$85
$104.73
$680
$88
$115.98
$680
$88
$97.69
2023
2024
2025
Fiscal Year
PEO Pay
NEO Pay
TSR

Compensation Actually Paid vs. Net Income
Compensation Actually Paid (in thousands of dollars)
Net Income (in millions of dollars)
$800
$700
$600
$500
$400
$300
$200
$100
$-
$18.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$-
$644
$85
$1.0
$680
$15.9
$88
$680
$3.5
$88
2023
2024
2025
Fiscal Year
PEO Pay
NEO Pay
Net Income

Chief Executive Officer Compensation and Employee Compensation

The table below sets forth comparative information regarding (A) the total compensation of the Chief Executive Officer for the fiscal year ended October 31, 2025, (B) the median of the total compensation of all other employees of FREIT, not including the Chief Executive Officer, for the fiscal year ended October 31, 2025, and (C) the ratio of the Chief Executive Officer’s total compensation to the median of the total compensation of all other employees (other than the Chief Executive Officer). As of October 31, 2025, excluding the Chief Executive Officer, FREIT had twenty-five (25) employees, which was composed of nineteen (19) full-time employees (including the Pierre TIC), three (3) part-time and seasonal employees, and three (3) executive officers.

Chief Executive Officer compensation (A)	$680,000
Median compensation of all employees (not including Chief Executive Officer) (B)	$53,952
Ratio of (A) to (B)	12.60

Compensation Committee Interlocks and Insider Participation

For the fiscal year ended October 31, 2025, David F. McBride, Justin F. Meng and Richard J. Aslanian served on the Compensation Committee of the Board, with Mr. McBride serving as the Chairman of the Committee. None of the members of the Compensation Committee served as an executive officer or employee of FREIT at any time during the fiscal year ended October 31, 2025 nor have any of them ever served as an executive officer of FREIT in any prior year.

Compensation Committee Report

The Compensation Committee has discussed and reviewed the foregoing Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:	David F. McBride, Chairman
Justin F. Meng
Richard J. Aslanian

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of all of the named executive officers of FREIT (the “Executive Officers”) as of October 31, 2025, 2024 and 2023 for services in all capacities to FREIT for the 2025, 2024 and 2023 fiscal years, respectively. With respect to all compensation, the term “paid” will mean actually paid or deferred.

Name and Principal Position(1)	Year	Salary ($)(2)		Bonus ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Robert S. Hekemian, Jr., President and Chief Executive Officer	2025	$600,000		$—	$20,000	$—	$—	$—	$60,000		$680,000
	2024	$600,000		$—	$20,000	$—	$—	$—	$60,000		$680,000
	2023	$564,888	(4)	$—	$20,000	$—	$—	$—	$58,756	(5)	$643,644
Allan Tubin, Treasurer and Chief Financial Officer	2025	$45,000		$—	$—	$—	$—	$—	$—		$45,000
	2024	$45,000		$—	$—	$—	$—	$—	$—		$45,000
	2023	$43,244	(4)	$—	$—	$—	$—	$—	$—		$43,244
John A. Aiello, Esq., Secretary	2025	$50,000		$—	$20,000	$—	$—	$—	$60,000		$130,000	(7)
	2024	$50,000		$—	$20,000	$—	$—	$—	$60,000		$130,000	(7)
	2023	$46,489	(4)	$—	$20,000	$—	$—	$—	$60,222	(6)	$126,711	(7)

____________

(1)      Represents the positions held by each Executive Officer for the fiscal years ended October 31, 2025, 2024 and 2023.

(2)      Represents payment to the Executive Officers for their services as Executive Officers of FREIT.

(3)      On March 9, 2023, in accordance with FREIT’s Equity Incentive Plan, the Compensation Committee recommended to the Board and the Board approved that for services rendered and to be rendered in Fiscal 2023, in lieu of cash compensation in the amount of $20,000, each director was awarded Shares in FREIT. Based on the closing price of FREIT’s Shares on March 9, 2023 of $15.50 per Share, the Board approved an award of 1,290 Shares of FREIT to each director serving on FREIT’s Board. As such, 1,290 Shares were issued to each director on March 9, 2023 and upon issuance were deemed fully paid and non-assessable.

          On March 22, 2024, the Compensation Committee recommended to the Board and the Board approved that for services rendered and to be rendered in 2024, in lieu of cash compensation in the amount of $20,000, each director was awarded Shares in FREIT. Based on the closing price of FREIT’s Shares on March 22, 2024 of $16.25 per Share, the Board approved an award of 1,230 Shares of FREIT to each director serving on FREIT’s Board. As such, 1,230 Shares were issued to each director on March 22, 2024 and upon issuance were deemed fully paid and non-assessable.

          On February 20, 2025, the Compensation Committee recommended to the Board and the Board approved that for services rendered and to be rendered in Fiscal 2025, in lieu of cash compensation in the amount of $20,000, each director was awarded Shares in FREIT. Based on the closing price of FREIT’s Shares on February 21, 2025 of $16.76 per Share, the Board approved an award of 1,193 Shares of FREIT to each director serving on FREIT’s Board. As such, 1,193 Shares were issued to each director on February 20, 2025 and upon issuance were deemed fully paid and non-assessable.

(4)      On March 9, 2023, with respect to compensation for the fiscal year ended October 31, 2023, the Compensation Committee recommended to the Board and the Board approved that the base salary paid to Robert S. Hekemian, Jr. for his service as Chief Executive Officer of FREIT be increased to $600,000 per year from $500,000 per year, the base salary paid to Allan Tubin as Chief Financial Officer and Treasurer of FREIT be increased to $45,000 per year from $40,000 per year and the base salary paid to John A. Aiello as Secretary of FREIT be increased to $50,000 per year from $40,000 per year. The increased amounts were paid on a prorated basis for Fiscal 2023.

(5)      Of this amount: $3,034 represents accrued interest earned in the fiscal year ended October 31, 2023 on amounts previously deferred by Robert S. Hekemian, Jr. under the terms of the Deferred Fee Plan, pursuant to which payment of accrued interest is deferred until such time that the deferred fees are paid to Mr. Hekemian; and $55,722 represents annual retainer fees, meeting fees and other fees paid to Mr. Hekemian in the fiscal year ended October 31, 2023 as consideration for his service on the Board and, if applicable, its committees. Pursuant to the amendments to the Deferred Fee Plan that became effective on November 1, 2014, the aggregate amount of $3,034 deferred for the fiscal year ended October 31, 2023 converted into an aggregate of 186 Share Units. See “Amended and Restated Deferred Fee Plan” above.

(6)      For the period from November 1, 2023 through March 9, 2023, the Secretary was entitled to receive: (i) meeting attendance fees in the amount of $1,500 for each meeting of the Board and its committees attended, $1,000 for each meeting participated in by teleconference; and (ii) property site inspection fees in the amount of $1,000 for each site inspection attended and reimbursement of all reasonable and verified out-of-pocket expenses incurred in connection with the site visit.

(7)      Mr. Aiello is an officer and shareholder in the law firm of Giordano, Halleran & Ciesla, P.C. During the fiscal years ended October 31, 2025, 2024 and 2023, Mr. Aiello paid to the law firm the retainer and meeting fees he received in connection with his services as Secretary of FREIT during the fiscal years ended October 31, 2025, 2024 and 2023.

Securities Authorized for Issuance under Equity Compensation Plans

The number of stock options outstanding under the Equity Incentive Plan, the weighted-average exercise price of the outstanding options and the number of securities remaining available for issuance, as of October 31, 2025 were as follows:

EQUITY COMPENSATION PLAN TABLE

Plan Category	Number of securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders(1)(2)	—	—	419,709
Equity compensation plans not approved by stockholders	—	—	—
Total	—	—	419,709

____________

(1)      FREIT currently has no equity compensation plans other than the Equity Incentive Plan described under “Compensation Discussion and Analysis” above.

(2)      In Fiscal 2025, the Compensation Committee recommended to the Board and the Board approved, an award to each member of the Board under the FREIT Equity Incentive Plan of shares of FREIT Common Stock, $.01 par value, having a value of $20,000.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unexercised Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert S. Hekemian, Jr.	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
Allan Tubin	—	—	—	—	—	—	—	—	—
John A. Aiello, Esq.	—	—	—	—	—	—	—	—	—

Fiscal 2025 Option Exercises and Stock Vested

In Fiscal 2025, there were no options exercised by Executive Officers and directors, and as of October 31, 2025 no options granted to Executive Officers and directors remained outstanding.

Director Compensation

For the fiscal year ended October 31, 2025, each director of the Board was entitled to receive (a) an award under the FREIT Equity Incentive Plan of shares of FREIT Common Stock, $.01 par value, having a value of $20,000, in lieu of cash compensation (which resulted in the issuance of 1,193 Shares to each director); (b) an annual retainer fee of $60,000 per year; and (c) an annual retainer to each member of the Nominating, Audit and Compensation Committees of the Board in the amount of $2,500. The Chairman of the Board, the Audit Committee and the Compensation Committee were entitled to receive an additional annual retainer in the amount of $30,000, $15,000 and $10,000, respectively.

For the fiscal year ended October 31, 2025, FREIT paid an aggregate of $460,516 of annual retainer fees to the directors in cash and $140,000 in stock awards for their services to the Board and its committees.

FISCAL 2025 DIRECTOR COMPENSATION(1)

Name	Paid and Deferred Fees Earned ($)		Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ronald J. Artinian	$75,516	(3)	$20,000	$—	$—	$—	$—	$95,516	(3)
David F. McBride	$75,000		$20,000	$—	$—	$—	$—	$95,000
Justin F. Meng	$63,016		$20,000	$—	$—	$—	$—	$83,016
David B. Hekemian	$60,000		$20,000	$—	$—	$—	$—	$80,000
Richard J. Aslanian	$66,984		$20,000	$—	$—	$—	$—	$86,984

____________

(1)      See the Summary Compensation Table above for information regarding compensation paid to each of Robert S. Hekemian, Jr. and John A. Aiello during the fiscal year ended October 31, 2025 in connection with their positions as directors.

(2)      On February 20, 2025, in accordance with FREIT’s Equity Incentive Plan, the Compensation Committee recommended to the Board and the Board approved that for services rendered and to be rendered in Fiscal 2025, in lieu of cash compensation in the amount of $20,000, each director was awarded Shares in FREIT. Based on the closing price of FREIT’s Shares on February 21, 2025 of $16.76 per Share, the Board approved an award of 1,193 Shares of FREIT to each director serving on FREIT’s Board. As such, 1,193 Shares were issued to each director on February 20, 2025 and upon issuance were deemed fully paid and non-assessable.

(3)      Does not include annual retainer of $30,000 paid to Mr. Artinian in cash in his capacity as Chairman of the Board.

Action With Respect to Fiscal 2026 Compensation

With respect to compensation for the fiscal year ending October 31, 2026, the Compensation Committee recommended to the Board and the Board approved that there be no increases or other adjustments in the compensation paid to the executive officers or as Chairman of the Board, respectively.

On March 12, 2026, in accordance with FREIT’s Equity Incentive Plan, and in accordance with the recommendation of the Compensation Committee, the Board approved that for services rendered and to be rendered in 2026, in lieu of cash compensation in the amount of $20,000, each director would be awarded Shares in FREIT based on the closing price of FREIT’s Shares on March 12, 2026 of $12.62 per Share. Accordingly, 1,584 Shares of FREIT were awarded to each director serving on FREITs Board and upon issuance such Shares were deemed fully paid and non-assessable.

For the fiscal year ended October 31, 2026, each director of the Board is entitled to receive (a) an award under the FREIT Equity Incentive Plan of Shares of FREIT Common Stock, $.01 par value, having a value of $20,000 in lieu of cash compensation which resulted in the issuance of 1,584 Shares to each director; (b) an annual retainer fee of $60,000 per year, which was increased effective May 1, 2026 to $120,000 per year as described below; and (c) an annual retainer to each member of the Nominating, Audit and Compensation Committees of the Board in the amount of $2,500. The Chairman of the Board, the Audit Committee and the Compensation Committee were entitled to receive an additional annual retainer in the amount of $30,000, $15,000 and $10,000 respectively.

Further, in connection with the Board’s approval of the Plan of Voluntary Liquidation of the Trust (“Plan of Liquidation”), which Plan of Liquidation will be submitted to the Stockholders for approval at a special meeting of Stockholders expected to be held in the Fall of 2026, the Compensation Committee and the Board approved that Robert S. Hekemian, Jr. will be entitled to receive a cash bonus of $1,000,000 if the Trust sells and/or enters into contracts to sell all of its real properties within 18 months after the Plan of Liquidation is approved by the Stockholders and the Trust receives aggregate proceeds from its share of such sales in excess of $319.9 million. To receive the bonus, the sale of all of the Trust’s properties must close.

In addition, in recognition of the increased time commitment and effort anticipated to be required of members of the Board to oversee, implement and administer the Plan of Liquidation, including the sale of properties pursuant to the Plan of Liquidation, the Board approved an increase effective May 1, 2026 in the annual cash retainer fee payable to each director from $60,000 to $120,000.

Performance Graph

The graph below compares the cumulative total return on the Shares for the period covering the five fiscal years ended October 31, 2025 with the performance of the Russell 2000 Index and the FTSE NAREIT Equity REIT Index. The graph assumes that $100 was invested on October 31, 2020 in FREIT’s Shares, the Russell 2000 Index, and the FTSE NAREIT Equity REIT Index, and that all dividends were reinvested. The closing price used in the analysis for the performance graph below is $13.45 per share at October 31, 2025.

Copyright© 2025 Russell Investment Group. All rights reserved.

	10/20	10/21	10/22	10/23	10/24	10/25
First Real Estate Investment Trust of New Jersey, Inc.	100.00	149.00	183.08	190.35	213.42	173.29
Russell 2000	100.00	150.80	122.84	112.32	150.59	172.30
FTSE Nareit Equity REITs	100.00	151.80	123.70	116.15	158.89	157.81

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS; DIRECTOR INDEPENDENCE

Of the seven members of the Board, Ronald J. Artinian, David F. McBride, Justin F. Meng and Richard J. Aslanian qualify as “independent directors” in accordance with the applicable NASDAQ Listing Rules and SEC rules. Each of the directors serving on committees of the Board: (Nominating Committee for 2025 Annual Meeting of Stockholders-Ronald J. Artinian, Justin F. Meng and Richard J. Aslanian); (Compensation Committee-David F. McBride, Justin F. Meng and Richard J. Aslanian); and (Audit Committee-Ronald J. Artinian, David F. McBride and Richard J. Aslanian) qualifies as an “independent director” in accordance with the applicable NASDAQ Listing Rules and SEC rules.

The Board has adopted a written charter for the Audit Committee (see “Audit Committee” under the caption “Audit Committee Report” above) whereby the Audit Committee oversees and evaluates all related party transactions proposed to be entered into by FREIT. Further, FREIT has adopted a Code of Ethics applicable to all directors, executive officers and management employees of FREIT (see “Code of Ethics” above), which Code of Ethics promotes the honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

Robert S. Hekemian, Jr., President and Chief Executive Officer of FREIT and a director of FREIT, and David B. Hekemian, a director of FREIT, are shareholders of Hekemian & Co. Robert S. Hekemian, Jr. and David B. Hekemian each holds a 33.3% equity interest in Hekemian & Co. The balance of the equity interest in Hekemian & Co. is held by other members of the Hekemian family, including Bryan S. Hekemian. Robert S. Hekemian, Jr. serves as the Chief Executive Officer of Hekemian & Co.; David B. Hekemian serves as the President of Hekemian & Co.; and Bryan S. Hekemian serves as the Chief Operating Officer of Hekemian & Co.

On April 10, 2002, FREIT and Hekemian & Co. entered into a Management Agreement replacing the Management Agreement dated December 20, 1961, as extended. The term of the Management Agreement automatically renews for periods of two years unless either party gives at least six months prior notice to the other of non-renewal. The term of the Management Agreement was renewed for a two-year term, which will expire on October 31, 2027. FREIT may terminate the Management Agreement (i) without cause upon one year’s prior written notice, (ii) for cause if Hekemian & Co. has not cured an event of default within 30 days of receipt of notice of termination from FREIT, or (iii) in the event of an acquisition of FREIT where FREIT ceases to effectively exist as an operating entity. The Management Agreement provides for a termination fee (“Termination Fee”) in the event of a termination by FREIT without cause and a termination fee of 2.5 times the Termination Fee if the Management Agreement terminates following a merger or acquisition of FREIT.

Under the Management Agreement, Hekemian & Co. serves as managing agent for FREIT’s properties, which FREIT owned on November 1, 2001. FREIT may retain Hekemian & Co. or other managing agents to manage its properties acquired after November 1, 2001 and to perform various other duties such as sales, acquisitions, and development with respect to any or all of FREIT’s properties. Hekemian & Co. currently manages all properties owned by FREIT and its affiliates. Hekemian & Co. is not the exclusive advisor for FREIT to locate and recommend investments deemed suitable for FREIT, and it is not required to offer potential acquisition properties exclusively to FREIT before acquiring those properties for Hekemian & Co.’s own account or for others, including shareholders and employees of Hekemian & Co.

Pursuant to the terms of the Management Agreement, FREIT pays Hekemian & Co. certain basic management fees, mortgage origination fees, administrative fees, other miscellaneous fees and leasing commissions as compensation for its services. The Management Agreement includes a detailed schedule of such fees and commissions for those services, which the managing agent may be called upon to perform. During the fiscal year ended October 31, 2025, FREIT incurred to Hekemian & Co. management and other fees in the approximate aggregate amount of $1,905,000, which includes management fees of approximately $1,427,000 described in more detail below, and mortgage, leasing and other fees in the approximate amount of $478,000. Included in other fees for the fiscal year ended October 31, 2025 are commissions payable to Hekemian & Co. for the following: $35,000 for the modification and extension of the loan on the Regency property; and $25,000 for the extension of the loan on the Westwood Plaza property.

FREIT also uses the resources of Hekemian & Co.’s insurance department to secure insurance coverage for its properties and subsidiaries. Hekemian & Co. is paid a commission for these services, which amounted to approximately $212,000 in the fiscal year ended October 31, 2025.

From time to time, FREIT engages Hekemian & Co., or certain affiliates of Hekemian & Co., to provide certain additional services, such as consulting services related to development and financing activities of FREIT. Separate fee arrangements are negotiated between FREIT and Hekemian & Co. with respect to such services. FREIT also reimburses Hekemian & Co. certain operating expenses, such as payroll and insurance costs, incurred on behalf of FREIT.

FREIT’s real estate investments may be in the form of wholly owned fee interests or, if the circumstances warrant, joint venture interests or as tenants-in-common. FREIT will make certain real estate investments through joint ventures with other parties from time to time in order to diversify risk. FREIT will also consider investing in real estate that requires development or that involves particular risk through joint ventures in order to meet FREIT’s investment objectives. In furtherance of these objectives, FREIT has invested in joint ventures with employees and affiliates of Hekemian & Co. and with directors of FREIT, as described below.

FREIT owns a 60% equity interest in, and is the managing member of, Grande Rotunda, which was the owner of the Rotunda property. Rotunda 100, LLC (“Rotunda 100”), owns a 40% equity interest in Grande Rotunda. Robert S. Hekemian, Jr., Chief Executive Officer, President and a director of FREIT and a shareholder and officer of Hekemian & Co.; David B. Hekemian, a director of FREIT and a shareholder and officer of Hekemian & Co.; Allan Tubin, the Chief Financial Officer and Treasurer of FREIT and an officer of Hekemian & Co.; certain other members of the immediate family of the late Robert S. Hekemian, the former Chairman and Chief Executive Officer of and consultant to FREIT and a former shareholder and former officer of Hekemian & Co. and other employees of Hekemian & Co. have majority managing control of Rotunda 100. On December 30, 2021, the Rotunda Property was sold and the net sales proceeds were distributed to the equity owners in Grande Rotunda.

During the fiscal year ended October 31, 2025, Grande Rotunda paid Hekemian & Co. approximately $7,000 in management fees, which is included in the $1,427,000 of management fees paid by FREIT to Hekemian & Co. during the fiscal year ended October 31, 2025 mentioned above. Grande Rotunda did not pay Hekemian & Co. leasing commissions during the fiscal year ended October 31, 2025.

FREIT owns a 40% membership interest in Westwood Hills, LLC (“Westwood Hills”), which is the owner of a 210-unit residential apartment complex located in Westwood, New Jersey. In addition, an aggregate of 35% of the membership interests in Westwood Hills is beneficially owned by: Robert S. Hekemian, Jr., the Chief Executive Officer, President and a director of FREIT and a shareholder and officer of Hekemian & Co.; Ronald J. Artinian, the Chairman and a director of FREIT; David B. Hekemian, a director of FREIT and a shareholder and officer of Hekemian & Co.; the Estate of Robert S. Hekemian, the former Chairman and Chief Executive Officer of and consultant to FREIT and a former shareholder and former officer of Hekemian & Co.; members of Hekemian family; and two former directors of FREIT. Pursuant to the terms of an operating agreement, FREIT is the managing member of Westwood Hills. Hekemian & Co. currently serves as the managing agent for Westwood Hills. During the fiscal year ended October 31, 2025, Westwood Hills paid Hekemian & Co. approximately $304,000 in management fees, which is included in the $1,427,000 of management fees paid by FREIT to Hekemian & Co. during the fiscal year ended October 31, 2025 mentioned above.

FREIT owns a 40% equity interest in Wayne PSC and H-TPKE, LLC (“H-TPKE”), owns a 60% equity interest in Wayne PSC. In addition, an aggregate of approximately 73% of the membership interests in H-TPKE is controlled by: Robert S. Hekemian, Jr., the Chief Executive Officer, President and a director of FREIT and a shareholder and officer of Hekemian & Co.; David B. Hekemian, a director of FREIT and a shareholder and officer of Hekemian & Co.; the late Robert S. Hekemian, the former Chairman and Chief Executive Officer and consultant to FREIT and a former shareholder and former officer of Hekemian & Co.; members of the families of Robert S. Hekemian, Jr., David B. Hekemian and the late Robert S. Hekemian; and other employees of Hekemian & Co. FREIT is the managing member of Wayne PSC. Wayne PSC owns a 322,000 square foot shopping center located in Wayne, New Jersey, known as the Preakness Shopping Center. Hekemian & Co. is the managing agent for the Preakness Shopping Center. During the fiscal year ended October 31, 2025, Wayne PSC paid Hekemian & Co. approximately $126,000 in management fees, which is included in the $1,427,000 of management fees paid by FREIT to Hekemian & Co. during the fiscal year ended October 31, 2025 mentioned above. Pursuant to the terms of the Management Agreement, Wayne PSC paid Hekemian & Co. leasing commissions in the aggregate amount of approximately $6,000 with respect to leasing activity at the Preakness Shopping Center, which is included in the $478,000 of mortgage, leasing and other fees paid to Hekemian & Co. mentioned above during the fiscal year ended October 31, 2025.

On February 28, 2020, FREIT reorganized S&A from a partnership into a TIC. Prior to this reorganization, FREIT owned a 65% partnership interest in S&A, which owned 100% of the Pierre Towers property located in Hackensack, New Jersey through its 100% interest in Pierre Towers, LLC. Accordingly, FREIT consolidated the financial statements of S&A and its subsidiary to include 100% of the subsidiary’s assets, liabilities, operations and cash flows with the interest not owned by FREIT reflected as “noncontrolling interests in subsidiary” and all significant intercompany accounts and transactions were eliminated in consolidation.

Pursuant to the TIC agreement, FREIT ultimately acquired a 65% undivided interest in the Pierre Towers property, which was formerly owned by S&A. Based on the guidance of Accounting Standards Codification 810, “Consolidation”, FREIT’s investment in the TIC, is accounted for under the equity method of accounting. While FREIT’s effective ownership percentage interest in the Pierre Towers property remains unchanged after the reorganization to a TIC, FREIT no longer has a controlling interest as the TIC is now under joint control. The remaining 35% undivided interest in the Pierre Towers property is owned by Robert S. Hekemian, Jr., the Chief Executive Officer, President and a director of FREIT and a shareholder and officer of Hekemian & Co.; David B. Hekemian, a director of FREIT and a shareholder and officer of Hekemian & Co.; Allan Tubin, the Chief Financial Officer and Treasurer of FREIT and an officer of Hekemian & Co.; and certain members of the immediate family of the late Robert S. Hekemian, the former Chairman, Chief Executive Officer and consultant to FREIT and a former shareholder and officer of Hekemian & Co. In February 2005, and in accordance with its investment policy regarding risk diversification, FREIT allowed the minority owners of the former S&A partnership to make a cash contribution to the former S&A partnership of approximately $1.3 million to increase their ownership interest in the former S&A partnership from approximately 25% to 35%, which approximated market value at the time of the investment. On April 15, 2004, the former S&A partnership purchased The Pierre Towers, a residential apartment complex located in Hackensack, New Jersey. During the fiscal year ended October 31, 2025, the Pierre Towers TIC paid Hekemian & Co. approximately $446,000 in management fees. Additionally, the Pierre Towers TIC also uses the resources of the Hekemian & Co. insurance department to secure various insurance coverages for the Pierre Towers property. The Pierre Towers TIC paid approximately $67,000 for such insurance services for the fiscal year ended October 31, 2025.

Robert S. Hekemian, Jr., the Chief Executive Officer, President and a director of FREIT and a shareholder and officer of Hekemian & Co., was a director of Oritani Financial Corp. and its subsidiary, Oritani Bank, until Oritani Financial was merged into Valley National Bank in December 2019. FREIT is a party to a commercial mortgage loan with Valley National Bank. The original principal amount of this mortgage was $22,750,000 based on a fixed interest rate of 4.75% and secured by FREIT’s Westwood Plaza property. The mortgage matured on February 1, 2023. Effective February 1, 2023, FREIT entered into a loan extension and modification agreement with Valley National Bank on this loan with a then outstanding balance of $16,864,361. Under the terms and conditions of this loan extension and modification, the maturity date of the loan was extended for a term of one (1) year from February 1, 2023 to February 1, 2024 and was based on a fixed interest rate of 7.5% with the option of FREIT to extend for one additional year from the extended maturity date, subject to certain provisions of the loan agreement. On October 31, 2023, FREIT exercised its right, pursuant to the loan agreement, to extend the term of this loan for one additional year from an initial maturity date of February 1, 2024 to a new maturity date of February 1, 2025. This loan extension was based on a fixed interest rate of 8.5%. Effective February 1, 2025, FREIT extended the term of this loan for 90 days to May 1, 2025 under the same terms and conditions of the then existing loan agreement. Effective May 1, 2025, FREIT entered into a loan extension and modification agreement with Valley National Bank and paid down this loan by approximately $5.7 million (including deferred interest of approximately $0.2 million) bringing the loan balance to $10 million. Under the terms and conditions of this loan extension and modification, the maturity date of this loan is extended for one year to May 1, 2026 and the interest rate on the outstanding debt is based on a fixed interest rate of 8.5%. The original mortgage loan and subsequent modifications and extensions were negotiated at arm’s length and was on standard terms.

FREIT retained the law firm of Giordano, Halleran & Ciesla, P.C. during the fiscal year ended October 31, 2025 to furnish legal services. John A. Aiello, a director and Secretary of FREIT, is an officer and shareholder in the law firm. During the fiscal year ended October 31, 2025, Giordano, Halleran & Ciesla, P.C. received approximately $181,600 in fees from FREIT and its affiliates for its services. In addition, Mr. Aiello paid to the law firm the amount of $50,000, representing retainer fees, which Mr. Aiello received in connection with his services as the Secretary of FREIT during the fiscal year ended October 31, 2025.

ITEM 2 — ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Exchange Act and the rules and regulations promulgated thereunder provide that, not less frequently than once every three years, an issuer shall include in its proxy statement for its Annual Meeting of stockholders an advisory resolution subject to a stockholder vote to approve the compensation of the Trust’s executive officers. The Trust last included such an advisory resolution in its proxy statement in connection with the Trust’s June 8, 2023 annual meeting. At the August 6, 2026 Annual Meeting, you are asked to approve the compensation of the Trust’s executive officers as described under the heading “Executive Compensation,” the compensation tables and the related narrative discussion, by voting in favor of the following advisory resolution:

“RESOLVED, that the Stockholders approve the compensation of the executive officers as discussed and disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion”

Under the rules and regulations of the SEC, your vote is advisory and will not be binding upon the Trust or the Board and will not be construed to overrule any decision by the Trust or the Board or require the Board to take any action. However, the Compensation Committee and the Board will take the results of this advisory vote into consideration when considering future compensation arrangements for the executive officers and whether any adjustments or modifications are warranted.

As discussed in this proxy statement, the Compensation Committee and the Board believe that the Trust’s compensation programs and the actual compensation paid to the executive officers are supportive of the long-term interests of the Trust and the creation of value for the Trust’s stockholders. Accordingly, the Board unanimously recommends a vote FOR the approval of the advisory resolution approving the compensation of the executive officers, as described in this Proxy Statement.

The affirmative vote of a majority of the votes cast at the August 6, 2026 Annual Meeting will approve this advisory resolution.

ITEM 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

RELATIONSHIP WITH INDEPENDENT AUDITORS

Audit Fees

Audit fees billed by EisnerAmper LLP to FREIT totaled $383,000 for the fiscal year ended October 31, 2025 for professional services rendered in connection with the audits of FREIT’s consolidated financial statements and reviews of the quarterly reports on Form 10-Q for the fiscal year ended October 31, 2025. Audit fees billed by EisnerAmper LLP to FREIT totaled $400,000 for the fiscal year ended October 31, 2024 for professional services rendered in connection with the audits of FREIT’s consolidated financial statements and reviews of the quarterly reports on Form 10-Q for the fiscal year ended October 31, 2024.

Audit-Related Fees

EisnerAmper LLP did not bill FREIT, and FREIT did not pay, for any audit-related fees during the fiscal years ended October 31, 2025 and 2024.

Tax Fees

In the fiscal year ended October 31, 2025, EisnerAmper LLP billed FREIT $34,000 for the preparation of FREIT’s 2024 tax return. In the fiscal year ended October 31, 2024, EisnerAmper LLP billed FREIT $41,000 for the preparation of FREIT’s 2023 tax return.

All Other Fees

EisnerAmper LLP did not bill FREIT, and FREIT did not pay, for any other services during the fiscal years ended October 31, 2025 and 2024.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

All audit and non-audit services provided by FREIT’s independent registered public accounting firm and the fees associated therewith are pre-approved by the Audit Committee in accordance with the written charter of the Audit Committee adopted by the Board. The Audit Committee gives due consideration to the potential impact of all non-audit services on auditor independence. The engagement of EisnerAmper LLP, which was pre-approved by the Audit Committee, did not make use of the de minimis exception for pre-approval contained in the rules of the SEC that permit limited engagements for non-audit services involving amounts under a specified threshold.

Presence at Annual Meeting

Representatives of EisnerAmper LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. The representatives of EisnerAmper LLP will be available to respond to appropriate questions.

The Stockholders are being asked to ratify the Audit Committee’s appointment of EisnerAmper LLP as the Trust’s independent registered public accountants to audit and report on the Trust’s consolidated financial statements for the fiscal year ending October 31, 2026. The Trust’s submission of the appointment of the independent registered public accountants to the Stockholders for ratification will not limit the authority of the Audit Committee to appoint another accounting firm to serve as the independent registered public accountants if the present accountants resign or their engagement is otherwise terminated. If the Stockholders do not ratify the Audit Committee’s appointment of EisnerAmper LLP at the annual meeting, the Audit Committee and the Board of Directors may reconsider the selection of EisnerAmper LLP.

The ratification of the Audit Committee’s appointment of EisnerAmper LLP as the Trust’s independent registered public accountants for the fiscal year ending October 31, 2026 requires the affirmative vote of the holders of at least a majority of Shares present at the annual meeting, in person or by proxy.

The Board of Directors unanimously recommends a vote FOR the ratification of the Audit Committee’s appointment of EisnerAmper LLP.

OTHER MATTERS

The Board of Directors does not know of any other business which will be presented for consideration at the annual meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in the Notice of Meeting and this Proxy Statement may be acted upon at the annual meeting. If any other business incident to the annual meeting is properly presented at the annual meeting, or any adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

ANNUAL REPORT

The Annual Report to Stockholders (the “Annual Report”) for the fiscal year ended October 31, 2025 accompanies this Proxy Statement. The Trust’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025, which the Trust has filed with the SEC, is included in the Annual Report, excluding exhibits. EisnerAmper LLP has audited the financial statements of the Trust for the fiscal year ended October 31, 2025, which financial statements are contained in the Annual Report. The Annual Report, including the audited financial statements contained therein, is not incorporated in this Proxy Statement and is not deemed to be part of the proxy soliciting material.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Trust’s Executive Officers and Directors, and persons who own more than 10% of the Shares, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive Officers, Directors and greater than 10% Stockholders are required by SEC regulation to furnish the Trust with copies of all Forms 3, 4 and 5 they file.

Based solely on the Trust’s review of the copies of such forms it has received, the Trust believes that all of its Directors, Executive Officers and greater than 10% Stockholders complied with all filing requirements applicable to them with respect to reports required to be filed by Section 16(a) of the Exchange Act during fiscal 2025, except for a Form 4 for David F. McBride with respect to three sale transactions, which has been filed with the SEC.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

The Board of Directors has adopted a formal process to be followed by those Stockholders who wish to communicate directly with the Board of Directors or any individual Director, or group of Directors. A Stockholder can contact the Board of Directors or any individual Director or group of Directors by sending a written communication to: The Board of Directors, or any specifically identified Director(s), First Real Estate Investment Trust of New Jersey, Inc., c/o Secretary, 505 Main Street, Suite 400, Hackensack, New Jersey 07601. A Stockholder’s letter should also indicate that he or she is a Stockholder of the Trust. Any such communication received by the Secretary of the Trust will be distributed to the Board of Directors, or a member or members thereof, as appropriate depending on the facts and circumstances described in the communication received. If a Stockholder communication is addressed to one or more Directors, but not the entire Board of Directors, the Secretary of the Trust shall notify any Directors to whom such communication was not addressed that such communication was received and shall provide a copy of such communication upon request. Communications that are primarily commercial in nature, or related to an improper or irrelevant topic, will not be forwarded to the Board of Directors or any Director. If the Secretary of the Trust believes that the management of the Trust can adequately respond to the Stockholder’s inquiry or request, the Secretary will forward such communication to the appropriate person(s). At each meeting of the Board of Directors, a summary of all communications received since the last Board of Directors’ meeting which the Secretary elected not to forward to the Board of Directors or a Director(s) shall be presented, and all such communications shall be made available to the Directors upon request.

STOCKHOLDER PROPOSALS AND RECOMMENDATIONS
FOR NOMINATION OF DIRECTORS

Stockholder proposals for presentation at the Trust’s 2027 annual meeting of Stockholders must be received by the Trust at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than January 29, 2027. A Stockholder wishing to submit a proposal should write to the Trust’s Secretary and include a detailed description of such proposal. The Nominating Committee of the Board of Directors will also consider candidates for nomination as Directors who are recommended by one or more Stockholders applying the same criteria for nominees described in the section of this Proxy Statement entitled “Committees of the Board of Directors — Nominating Committee.” A Stockholder who wishes to suggest a candidate for nomination as a Director should write to the Trust’s Secretary and include the following information: (1) the name and contact information for the candidate; (2) a statement of the candidate’s business experience and educational background; (3) a detailed description describing any relationship between the candidate and the proposing Stockholder; (4) a statement by the Stockholder explaining why he or she believes that the candidate is qualified to serve on the Board of Directors and how his or her service would benefit the Trust and its Stockholders; and (5) a statement that the candidate is willing to be considered and willing to serve as a Director of the Trust if nominated and elected. In addition to the aforementioned requirements, any Stockholder wishing to submit a proposal for nomination of a Director must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, including but not limited to Rule 14a-19(b). A Stockholder wishing to suggest to the Nominating Committee a candidate for election at the Trust’s 2027 annual meeting of Stockholders must submit the required information to the Trust and such information must be received by the Trust no later than January 29, 2027.

THE BOARD OF DIRECTORS OF THE TRUST RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF ROBERT S. HEKEMIAN, JR. AND DAVID F. MCBRIDE TO THE BOARD OF DIRECTORS FOR THREE-YEAR TERMS UNDER ITEM 1; IN FAVOR OF THE APPROVAL OF THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE TRUST’S EXECUTIVE OFFICERS UNDER ITEM 2; AND IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS THE TRUST’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS UNDER ITEM 3.

THIS PROXY STATEMENT AND THE ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE ON THE TRUST’S WEBSITE AT WWW.FREITNJ.COM UNDER THE “INVESTOR RELATIONS” TAB AND THE “PROXY MATERIALS” AND “ANNUAL REPORTS” TABS. REQUESTS FOR DIRECTIONS TO ATTEND THE ANNUAL MEETING IN PERSON SHOULD BE DIRECTED TO STOCKHOLDER RELATIONS, FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC., 505 MAIN STREET, SUITE 400, HACKENSACK, NEW JERSEY 07601.

ON WRITTEN REQUEST, THE TRUST WILL PROVIDE WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL HOLDER OF SHARES OF COMMON STOCK IN THE TRUST, A COPY OF THE TRUST’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED OCTOBER 31, 2025, AS FILED WITH THE SEC. REQUESTS SHOULD BE ADDRESSED TO STOCKHOLDER RELATIONS, FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC., 505 MAIN STREET, SUITE 400, HACKENSACK, NEW JERSEY 07601. IT SHOULD BE NOTED THAT A COPY OF THE ANNUAL REPORT ON FORM 10-K IS INCLUDED WITH THE ANNUAL REPORT TO STOCKHOLDERS, WHICH ACCOMPANIES THIS PROXY STATEMENT.

ALL STOCKHOLDERS ARE URGED TO MARK, SIGN, DATE AND SEND THEIR PROXIES WITHOUT DELAY TO PROXY SERVICES C/O COMPUTERSHARE INVESTOR SERVICES, P.O. BOX 43101, PROVIDENCE, RI 02940-3101, OR TO VOTE THEIR SHARES VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ACCOMPANYING PROXY CARD. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

JOHN A. AIELLO
Secretary

June 10, 2026

You may vote online or by phone instead of mailing this card. Your vote matters – here’s how to vote! Online Go to www.investorvote.com/FREVS or scan the QR code — login details are located in the shaded bar below. Votes submitted electronically must be received by 4:00 p.m., EST, on August 5, 2026. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/FREVS Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Proxy Card for Annual Meeting of Holders of Shares of Common Stock IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommends a vote FOR all the nominees listed A in Proposal 1 and FOR Proposals 2 and 3. 1. Proposal 1 - The election of Robert S. Hekemian, Jr. and David F. McBride as directors of the Trust for terms of three years each, or until their successors have been elected and qualify. 01 - Robert S. Hekemian, Jr. For Withhold 2. Advisory resolution to approve the compensation of the Executive Officers: 02 - David F. McBride For Against Abstain 3. Ratification of the appointment by the Audit Committee of EisnerAmper LLP as the independent registered public accountants of the Trust to audit and report upon the Trust’s consolidated financial statements for the fiscal year ending October 31, 2026. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as your name appears. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title. If signer is a corporation, please sign the full corporate name by a duly authorized officer. Joint owners should each sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 2 2 B V049RCC

2026 Annual Meeting Admission Ticket 2026 Annual Meeting of FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC. Stockholders August 6, 2026, 10:00 a.m., EST Holiday Inn Hasbrouck Heights Meadowlands 283 Route 17 South, Hasbrouck Heights, NJ 07604 Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/FREVS IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC. Proxy Card for Annual Meeting of Holders of Shares of Common Stock August 6, 2026 The signatory hereto hereby appoints Ronald J. Artinian and John A. Aiello (together, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote all of the shares of common stock that the undersigned is entitled to vote (the “Shares”) at the annual meeting of holders of shares of common stock of First Real Estate Investment Trust of New Jersey, Inc. (the “Trust”) to be held at the Holiday Inn Hasbrouck Heights Meadowlands, 283 Route 17 South, Hasbrouck Heights, NJ 07604 on August 6, 2026 at 10:00 a.m., EST, and at any adjournments and/or postponements thereof. The signatory hereto acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. The Shares represented by this proxy card, when properly executed, will be voted in the manner directed herein by the signatory hereto. If no specific direction is given as to the proposals listed on this proxy card, the Shares represented by this proxy card will be voted FOR the election of each of the nominees under Item 1; FOR the advisory resolution to approve the compensation of the Executive Officers under Item 2, and FOR the ratification of the appointment of EisnerAmper LLP under Item 3. The Shares represented by this proxy card will be voted in the discretion of the Proxies named herein upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof. Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.